Exhibit 10.11

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION COPY

SOUTHEASTERN GROCERS

SUPPLY AGREEMENT

THIS SOUTHEASTERN GROCERS SUPPLY AGREEMENT (this “Agreement”), made the 26th day of March 2018 (the “Execution Date”), is by and between BI-LO, LLC (“BWD”) and C&S Wholesale Grocers, Inc. (“C&S”). C&S and BWD may be referred to herein individually as a “Party” and, together, as the “Parties”; and

WHEREAS, BWD and C&S are party to that certain BI-LO/WINN-DIXIE Supply Agreement, between BI-LO, LLC and C&S, dated May 10, 2013, as amended by the (i) First Amendment to BI-LO/Winn-Dixie Supply Agreement dated June 23, 2013; (ii) Second Amendment to Bl-LO/Winn-Dixie Supply Agreement dated as of September 20, 2013; (iii) Third Amendment to BI-LO/Winn-Dixie Supply Agreement dated as of September 15, 2014; (iv) Fourth Amendment to BI-LO/Winn-Dixie Supply Agreement dated as of August 10, 2015; (v) Fifth Amendment to BI-LO/Winn-Dixie Supply Agreement dated as of March 8, 2016; (vi) Sixth Amendment to BI-LO/Winn-Dixie Supply Agreement dated as of August 23, 2017; and (vii) Seventh Amendment to BI-LO/Winn-Dixie Supply Agreement dated October 9, 2017 (collectively, the “Original Supply Agreement”).

NOW, THEREFORE, the Parties, intending to be legally bound, agree as follows:

Bankruptcy Matters

Section A.1. Bankruptcy Filing.

A.1.1 Bankruptcy Cases. Southeastern Grocers LLC (“SEG”) and its affiliated entities including BWD (each a “Debtor” and, collectively, the “Debtors”) intend to commence chapter 11 cases (the “Bankruptcy Cases”) by filing voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

A.1.2. Restructuring Support Agreement. The Debtors and certain of its bondholders have entered into a restructuring support agreement, attached hereto as Exhibit A (the “RSA”), which has become effective pursuant to its terms. In the event of any conflict or inconsistency between the terms of this Agreement, and those of the RSA and any document contemplated by or delivered under or in connection with this Agreement, the RSA or the Bankruptcy Cases, the terms of this Agreement will prevail in the event of any such conflict.

A.1.3. Reorganization Plan. The Debtors intend to seek the Bankruptcy Court’s approval of a chapter 11 plan of reorganization (including exhibits and amendments thereto, the “Reorganization Plan). The effective date of the Reorganization Plan is defined as the “Reorganization Plan Effective Date.” Following the Reorganization Plan Effective Date, the corporate structure of the Debtors (the “Reorganized Debtors”) shall be as set forth on Exhibit B attached hereto, as the same may be modified in accordance with the Reorganization Plan.

Section A.2. Effectiveness.

A.2.1. Effective Date. The “Effective Date” of this Agreement shall mean 11:59 p.m. on the Execution Date.

A.2.2. Neither C&S nor Debtors shall revoke its execution and delivery of this Agreement, or otherwise seek to amend any terms and conditions hereof, pending the issuance of the Bankruptcy Court Orders (defined below).

A.2.3. On the Effective Date, this Agreement shall replace and supersede the Original Supply Agreement in all respects and this Agreement embodies the entire agreement between the Parties and supersedes all other prior agreements and understandings relating to the subject matter hereof; provided, however, nothing herein is intended as a “termination” of the Original Supply Agreement for purposes of Section 14 therein, and the Original Supply Agreement shall be of no further force and effect, and the parties shall thereupon have no further obligation to each other thereunder, as of the Effective Date, subject to Section 4.10 hereof. This Agreement is a single agreement separately bargained for by and between the Parties, separate and distinct from any and all other agreements and dealings between the Parties, and to the extent any term in the Original Supply Agreement conflicts with any term in this Agreement, the terms of this Agreement shall control.

Section A.3. Bankruptcy Court Orders.

A.3.1. Financing Order. Debtors shall file a motion (the “Motion”) in the Bankruptcy Court on the date Debtors commence the Bankruptcy Cases (the “Petition Date”) requesting entry of an order at the first day hearing, subject only to Delaware Bankruptcy Local Rule 9013(m)(v), providing for the following (the “Financing Order”):

(i)             approving the terms and conditions of the Chapter 11 Extended Credit Terms (as defined in Section A.4); and

(ii)                          subject only to the professional fee carve-out and any superpriority administrative expense claims approved by the Bankruptcy Court in an order authorizing the use of cash collateral, C&S’ claims relating to or arising out of (a) the postpetition credit extended by C&S under this Agreement; (b) the C&S Reimbursable Restructuring Costs (as defined in Section 3.7(e)) incurred in accordance with this Agreement as of or after the Petition Date; and (c) the Chapter 11 Extended Credit Terms, including any and all amounts due or owing to C&S under this Agreement incurred from the commencement of the Chapter 11 Extended Credit Terms through their expiration or termination, shall be deemed superpriority senior administrative expense claims pursuant to section 364(c)(1) of the Bankruptcy Code against each of the Debtors, senior in priority over any other administrative expense claims against the Debtors.

A.3.2. Assumption Order. In addition, as part of the Motion, the Debtors shall seek entry of an order (the “Assumption Order, and together with the Financing Order, the

“Bankruptcy Court Orders”)(1) (i) authorizing the Debtors to (a) assume this Agreement (which assumption shall automatically occur upon entry of an order by the Bankruptcy Court granting such relief); (b) pay any and all amounts due and owing to C&S under this Agreement in accordance with Normal Credit Terms (as defined herein) (on terms consistent with an order granting the Debtors’ motion to pay all other prepetition trade claims in the ordinary course of business); and (c) immediately pay all incurred and paid C&S Reimbursable Restructuring Costs incurred in accordance with this Agreement that are due and have not been paid by Debtors (collectively with the amounts in subsections (a) and (b) immediately preceding, the “Cure Amounts”); and (ii) confirming that all payables for deliveries received from C&S and all C&S Reimbursable Restructuring Costs incurred postpetition will be paid in accordance with this Agreement; provided, however, that if the Bankruptcy Court does not authorize the relief described in this Section A.3.2 at the first day hearing, the Debtors shall (y) procure an order authorizing assumption of this Agreement (which assumption shall automatically occur upon entry of such order by the Bankruptcy Court) within thirty (30) days following the Petition Date; and (z) pay the Cure Amounts to the extent authorized by an order granting the Debtors’ motion to pay all other prepetition trade claims in the ordinary course of business. If the Debtors do not obtain an Assumption Order as set forth herein, the Reorganization Plan shall require and affect the assumption and assignment of this Agreement and the payment of all Cure Amounts, following which the Post-Emergence Credit Terms and the Extended Credit Terms shall apply subject to the terms and conditions set forth in Section 4.2 of this Agreement.

Section A.4. Chapter 11 Extended Credit.

A.4.1. Payment Terms Prior to the Commencement of Chapter 11 Extended Credit Terms or Upon Termination of Chapter 11 Extended Credit Terms During Bankruptcy Cases. Prior to the commencement of the Chapter 11 Extended Credit Terms or following termination of the Chapter 11 Extended Credit Terms during the Bankruptcy Cases, BWD shall pay all amounts due and owing under this Agreement in accordance with the Normal Credit Terms (as defined in Section 4.2(c)).

A.4.2. Commencement of Chapter 11 Extended Credit Terms. Subject to and conditioned upon entry of the Financing Order in the Bankruptcy Cases, C&S shall provide extended payment terms during the Bankruptcy Cases in accordance with Section A.4.3 below (the “Chapter 11 Extended Credit Terms”). In the event the Assumption Order is not entered within thirty (30) days from the Petition Date or denied, C&S may, in its sole discretion, cease incurring the C&S Reimbursable Restructuring Costs until an order of the Bankruptcy Court is entered providing C&S the protections set forth in Section A.3.2. For the avoidance of doubt, the terms of the Chapter 11 Extended Credit shall apply only upon entry of the Financing Order in the Bankruptcy Cases, subject to termination as set forth in Section A.4.4.

(1) For the avoidance of doubt, the Debtors may request the Bankruptcy Court to enter one order providing for the relief described in the Financing Order and the Assumption Order.

A.4.3. Chapter 11 Extended Credit Terms.

(a) Payment Terms for Chapter 11 Extended Credit Terms during Bankruptcy Cases. Upon commencement of the Chapter 11 Extended Credit Terms, BWD shall pay C&S by wire transfer or ACH: (x) [***] of the [***] Statement Amount (as defined in Section 4.1) so as to be received by C&S by [***] (EST) on the [***] immediately following the [***] Statement date; and (y) [***] of the Statement Amount (as defined in Section 4.1) so as to be received by C&S by [***] (EST) on the [***] immediately following the [***] Statement date.

A.4.4. Termination of Chapter 11 Extended Credit Terms. C&S may terminate, in its sole discretion, the Chapter 11 Extended Credit Terms and C&S may cease, in its sole discretion, incurring the C&S Reimbursable Restructuring Costs during the Bankruptcy Cases immediately upon the earliest of the following to occur:

(i) the Debtors fail to file the Motion in accordance with the terms set forth in Sections A.3.1 and A.3.2 and such failure continues for three (3) business days after C&S has provided the Debtors written notice of such failure;

(ii) the Assumption Order is not entered within thirty (30) days following the Petition Date;

(iii) a default under this Agreement has not been cured in accordance with the cure periods specified in this Agreement;

(iv) the RSA has been terminated in accordance with its terms;

(v) the RSA or the Reorganization Plan have been modified or amended in a manner that is materially inconsistent with this Agreement and adverse to C&S; or

(vi) the one hundred fiftieth (150th) day following the Petition Date.

Following C&S’ termination under this Section A.4.4, all Chapter 11 Extended Credit Term amounts and C&S Reimbursable Restructuring Costs that are due and have not been paid by the Debtors in excess of the amounts that would be due and payable to C&S under the Normal Credit Terms shall be immediately due and payable to C&S and Normal Credit Terms shall thereafter apply during the Bankruptcy Cases.

A.4.5. Expiration of Chapter 11 Extended Credit Terms. On the Reorganization Plan Effective Date, the Chapter 11 Extended Credit Terms shall expire, and C&S shall provide BWD the Post-Emergence Credit Terms (as defined in Section 4.2(a)) or Normal Credit Terms (as defined in Section 4.2(c)), as applicable, as of the Reorganization Plan Effective Date. Upon the expiration of the Chapter 11 Extended Credit Terms in accordance with this Section A.4.5, the Post-Emergence Credit Terms or Normal Credit Terms, as applicable, shall apply to the first [***] Statement transmitted by C&S after the expiration of the Chapter 11 Extended Credit Terms, and further, all Chapter 11 Extended Credit Term amounts outstanding in excess of the Post-Emergence Credit Terms shall be paid immediately to C&S.

A.4.6. Late Payment Interest. Without limiting any other rights and remedies set forth herein, any payments due for post-petition deliveries, C&S Reimbursable Restructuring Costs, and other amounts due under this Agreement (to the extent payment of the C&S Reimbursable Restructuring Costs and other amounts due under this Agreement have been authorized by the Bankruptcy Court) but not timely received by C&S during the Bankruptcy Cases will be subject to a variable late fee equal to the lesser of [***]

Section A.5 Support.

A.5.1. Subject to the Debtors’ compliance with this Agreement, C&S shall: (i) support the Reorganization Plan, provided that such Reorganization Plan and RSA are consistent with this Agreement; and (ii) not take any actions to or otherwise obstruct the Debtors’ efforts to obtain approval of the Reorganization Plan..

Section 1.                                         Agreement to Purchase.

1.1 General. Subject to the terms and conditions set forth in this Agreement, BWD shall purchase exclusively from C&S, and C&S shall procure and sell to BWD, for resale in the BWD Stores (defined below) all merchandise in the following categories, except as specifically set forth in Section 1.2: [***] and certain other merchandise in the product categories carried by C&S (collectively, “Merchandise”) for use and resale for all BWD store locations including, but not limited to, those set forth on Schedule 1.4(a) hereto (collectively, the “BWD Stores”). In connection with the foregoing Merchandise, C&S will provide procurement and purchasing services, subject to the terms and conditions set forth in this Agreement; provided, however, that except for Merchandise described in Sections 1.2(b) and 1.2(d), C&S will place all purchase orders for Merchandise. During the Term (defined below), C&S shall maintain inventories of products subject to this Agreement of a type and quantity sufficient to satisfy the normal and customary needs of BWD and shall supply such product to BWD pursuant to the terms and conditions set forth in this Agreement, it being understood that the Parties will review any slow moving product on a [***] basis. Except as the Parties have otherwise expressly set forth in this Agreement, C&S will procure and purchase all Merchandise for the BWD Stores, and the BWD Stores will purchase and accept delivery of all Merchandise exclusively from C&S. For purposes of this Agreement, to “procure” shall mean to negotiate directly or indirectly with a vendor or group of vendors with respect to the terms of the purchase of goods including, but not limited to, price, freight, and trade funding. BWD shall be deemed to have procured goods from a vendor if BWD directed C&S to purchase goods from a certain vendor or a group of vendors numbering less than [***]; provided, however, if an item has only [***] viable vendors, then BWD may direct C&S to purchase such item from such vendors and BWD shall not be deemed to have procured such item by virtue of the limited number of available vendors alone.

1.2           Merchandise Exclusions.

(a)                                      DSD. Merchandise does not include products that as of the date hereof, or in the future pursuant to this Section 1.2(a), are supplied by direct store delivery (“DSD”) vendors, including, but not limited to the list of DSD vendors attached hereto as Schedule 1.2(a), which are providing products to BWD as of the date hereof. Nothing in this Agreement shall prohibit or otherwise limit BWD’s ability to substitute a DSD vendor with a vendor of the same or similar DSD items, or to purchase any item that is available through DSD only and not available through C&S. BWD may convert [***] that are procured by C&S and carried in the Facilities to DSD.

If: (x) BWD would like to have an item of C&S-supplied Merchandise become a DSD item; or (y) C&S would like to convert DSD items to warehouse delivery, then in accordance with Section 3.9(a) (Best Intentions), the Parties shall meet and discuss an appropriate adjustment of the [***] resulting from such conversion, to the extent applicable. To the extent an item of C&S-supplied Merchandise is converted to DSD, [***]. If BWD requests to convert an item to DSD for a special distribution [***] then BWD will pay [***] Notwithstanding the foregoing, BWD will not be required to pay such [***] fee if [***].

(b)                                 General Exclusions. In addition to any exceptions set forth herein, the following shall also be exceptions to BWD’s obligations to purchase exclusively from C&S and shall not be deemed Merchandise:

•                  [***];

•                  [***];

•                  [***];

•                  [***];

•                  [***];

•                  [***]; and

•                  [***].

(c)                                  C&S Affiliate. It is the understanding of the Parties that Merchandise will be shipped to the BWD Stores from the Facilities (defined in Section 2.2) or a Replacement Facility (defined in Section 11), [***]

(d)                                 [***]. BWD will procure and purchase all [***] for the BWD Stores. [***] will continue to be received, stored, handled and delivered from the Facilities in the manner consistent with BWD’s past practices. BWD will retain title to such [***]. The cost of all [***] activity related to [***] is reflected in [***]

1.3       Merchandise Additions. If C&S elects to warehouse a DSD item, then BWD will support C&S and will purchase its requirements of such item from C&S if, (a) [***] and (b) [***].

1.4           BWD Stores/Store Acquisitions.

(a)            BWD represents and warrants that all store locations owned, operated or franchised by BWD, or any subsidiary of BWD, as of the Effective Date, are set forth on Schedule 1.4(a) to this Agreement (the “BWD Stores”). For purposes of this Agreement, also included within the definition of BWD Stores shall be all replacement stores and new store openings within the BWD trade area.

(b)             If BWD consummates an acquisition of a group of up to [***] grocery stores in the BWD trade area, then such stores shall become BWD Stores under this Agreement, provided that if such stores are subject to an agreement with another wholesaler or logistics provider, such stores shall become BWD Stores under this Agreement upon the expiration of such other agreement, and BWD agrees that it shall not exercise any renewals or options beyond the base term in such agreement. In the event BWD consummates an acquisition of up to [***] grocery stores that are being serviced under a C&S supply agreement at the time of the acquisition, such grocery stores will become BWD Stores under this Agreement, and such C&S supply agreement will not be binding on either Party hereto. For acquisitions of over [***] stores in the BWD trade area, or acquisitions of [***] outside of the BWD trade area, the Parties shall meet in good faith to discuss whether, and under what terms, C&S would service such acquired stores. The “BWD Trade Area” shall include all areas within the reasonable geographic proximity of the current BWD Stores (as of the Effective Date).

1.5                               BWD Specifications. For all products procured by C&S, C&S shall ensure that such products meet BWD’s specifications in effect as of the Effective Date, as modified by BWD from time to time. BWD may update and modify its specifications from time to time upon reasonable notice throughout the Term (as defined in Section 2.1), and BWD shall work with C&S to sell through all Merchandise procured in accordance with BWD’s prior specifications. BWD personnel shall inspect and approve or reject incoming loads for compliance or non-compliance with BWD’s current specifications, and BWD may re-inspect items in the slot or prior to outbound delivery. C&S shall not be responsible for [***]. C&S acknowledges that as of the Effective Date C&S and BWD are purchasing Merchandise in accordance with BWD’s current product specifications, which specifications may be modified by BWD from time to time.

1.6                               Freshness Requirements. All products received at each Facility and then shipped to each Store will meet the freshness requirements contained on Schedule 1.6, which is attached hereto and made a part hereof. The Parties, by mutual consent, may update and modify Schedule 1.6 from time to time, [***]. To the extent a product does not satisfy the requirements on Schedule 1.6, [***].

Section 2.                                         Term.

2.1 Term. The term of this Agreement shall commence on the Effective Date and continue through August 18, 2021 (the “Initial Term”). BWD may at its option extend the Term for two additional one-year option periods (each an “Option Period”), by providing

C&S with written notice at least one year prior to the expiration of the then applicable term, the Initial Term, together with any Option Periods, if any, shall be referred to herein as the “Term”. Each “Contract Year” consists of one sixteen-week and three twelve-week “Contract Quarters” and thirteen four-week “Contract Periods” (each Contract Period to correspond to a BWD accounting period). The first Contract Period of the Term will be a stub period, and any volume thresholds or measurement periods based on a 365-day year shall be adjusted pro rata for the number of days in such stub period compared to a 365-day year. Periodically during the Term, C&S will adjust the Contract Year to account for the 365-day calendar year by including a 53rd week in the applicable Contract Year.

2.2 Option Extension Fees. If, by August 18, 2020, BWD has not exercised its one-year option to extend this Agreement to August 18, 2022 (the “First Extension Option”), BWD shall pay, on or before August 25, 2020, $[***] to C&S (the “First Extension Fee”). If BWD exercises the First Extension Option and by August 18, 2021, BWD has not exercised its one-year option to extend this Agreement to August 18, 2023 (the “Second Extension Option”), BWD shall pay, on or before August 25, 2021, $[***] to C&S (the “Second Extension Fee”). For the avoidance of doubt, if the First Extension Option is not exercised by BWD and BWD pays the First Extension Fee, BWD shall not be required to pay the Second Extension Fee.

2.3. Facilities. Below is the list of facilities from which C&S currently supplies the Stores. Each of the facilities below shall be defined as a “Facility” and collectively as the “Facilities”. C&S and BWD have entered into a “License Agreement” with respect to each Facility except [***] Facility, which is owned in fee simple by C&S. Such License Agreements provide C&S with the right to occupy the Facilities and to perform its obligations under this Agreement throughout the Term.

[***]

In connection with a proposed network realignment, the Parties have agreed to close the [***] Facilities. A description of the proposed network realignment is set forth in Section 3.6(a)(vii) hereof.

2.4 Operating Agreements. In connection with the commencement of the Term and the supply of the Winn-Dixie and Harveys Stores in 2013, the Parties entered into a number of agreements including, but not limited to, the Asset Purchase Agreement by and between C&S, C&S Wholesale Services, Inc., BWD, and Winn-Dixie Logistics, Inc., dated as of June 20, 2013, as amended (the “APA”), and the license agreements, inventory purchase agreements, assignment and assumption agreements, bills of sale, officer’s certificates and other documents related to or associated with the APA, including, but not limited to those agreements and documents set forth on Schedule 2.4 (collectively, the “Closing Documents”). Nothing herein shall be construed to terminate, waive, amend or modify any provision of the APA or the Closing Documents.

Section 3.                                         Price, Upcharges, Fees and Rebates.

3.1                               Base Price. The Base Prices for all Merchandise supplied by C&S to BWD pursuant to this Agreement are as follows:

(a) Grocery, Candy, Produce with a manufacturer’s list price (e.g., packaged raisins and nuts), Frozen Mainline (including frozen meat that has a manufacturer’s list price), Frozen Bakery, Dairy, GM/HBC (including cosmetics, as applicable), Ice Cream, Ice, Packaged Meat, Packaged Deli, Spices, and Tobacco (absent a State minimum) categories. The Base Price for goods with a manufacturer’s list price supplied under this Agreement shall be [***]. The Base Price for such items will be transmitted electronically to BWD. [***].

(b) Floral, Fresh Deli (non-packaged), Fresh Meat, Fresh and Frozen Seafood, Store Supplies, Frozen Meat (without a manufacturer’s list price) and Frozen Commodities categories. The Base Price for such predominantly non-list cost items shall be [***].

(c) Produce. The Base Price for produce (except for produce [***]) will be an amount equal to [***]. C&S shall comply with the produce purchasing standards as set forth on Schedule 3.1(c). [***].

[***].

[***].

(d) Fresh Meat.

(i) [***].

(ii) [***].

(iii) [***].

(e)          Private Label. [***].

(f)           FOB Merchandise. [***].

(g)             Natural, Organic and Specialty. [***].

(h)         Taxes and Similar Charges. [***].

3.2           Cash Discounts.

(a)                   C&S will use its commercially reasonable best efforts to obtain cash discounts. [***].

(b)                   [***].

(c)                    [***].

3.3.             Deal Extensions, Price Advances and Price Declines.

(a)              Deal Extensions. In computing the Base Price, C&S will [***].

(b)                Price Advances. [***].

(c)               Price Declines. [***].

3.4 Frozen Holiday Commodities; Seasonal and Import GM.

(a)                   Frozen Holiday Commodities.

(i)             [***].

(ii)          [***].

(b)                   Seasonal - Import GM.

(i)             [***].

(ii)          [***].

(iii)       [***].

(iv)      [***].

(v)         [***].

(c)                          Qualification for Upcharge Rebate. [***].

(d)                                 Past Practices. [***].

3.5           Ad Bookings/Forecasts.

(a)  [***].

(b)  Poultry. [***].

(c)  [***].

3.6  [***].

(a)  Variable Warehouse and Transportation Upcharge.

(i) Variable Warehouse and Transportation Upcharge. In accordance with Section 4.2, BWD shall pay to C&S an amount (the “Variable Warehouse and Transportation Upcharge”) equal to the sum of: [***]; and (b) [***]:

Facility	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

[***].

(ii)                   Fixed Warehouse and Transportation Upcharge. [***].

(iii)                      Direct Bill Items. [***].

(iv)                 [***] Fuel Cost Adjustment. [***].

(v)                    Excess Transportation Charge. [***] (the “Excess Transportation Surcharge”).

(vi)                 Consolidated Facility Upcharge. [***] (the “Consolidated Operation”), [***] will be included in the Base Price of such Merchandise.

(vii)              Adjusted [***] for Network Realignment. In connection with the Network Realignment, the Parties shall adjust the [***].

(b)  [***] Rebate.

(i)                       [***].

[***] (the “[***] Rebate”) [***] except as set forth below in Section 3.6(b)(ii) below.

(ii)                    Exclusions.  BWD will not receive the [***] Rebate with

respect to the following:

•                  [***];

•                  [***];

•                  [***];

•                  [***];

•                  [***]; and

•                  [***].

[***].

(c)  [***] Adjustments.

(i)  Network Realignment [***] Adjustment. In connection with BWD’s proposed Network Realignment (as defined in Section 3.7(e)), the Parties have agreed to adjust [***].

(ii)                   Governmental Regulations. [***].

(iii)                    Inflation Adjustment. [***] %.

(iv) Volume Adjustments. In the event that during any Contract Year, BWD’s average [***] case purchases of Merchandise and any other items shipped under this Agreement for any Contract Year are: (aa) [***]

[***].

(v) Transportation Assumptions.  The Transportation [***] stated herein are based on certain operating assumptions and parameters including [***].

(vi) BWD Business Practices. It is the Parties’ intent that BWD will continue to employ substantially the same business practices with respect to the Facilities or otherwise with respect to the requirements of supplying the BWD Stores as are currently being practiced [***] as of the date hereof. [***].

(vii) Extraordinary Events. To the extent the [***] stated herein do not reflect the costs to service the BWD Stores in anticipation of, and during, extraordinary weather events or other Force Majeure Events (“Extraordinary Events”), then any such Extraordinary Events costs that exceed the normal operating costs as reflected in [***] shall be [***].

(viii) Future Adjustments of [***]. The adjustment of the [***] related to the Network Realignment described in subsection (i) above and any future adjustments of the [***] pursuant to this Section 3.6(c) will be calculated based on [***].

3.7 Fees and Other Charges. In accordance with Section 4.2, BWD shall pay to C&S the fees and other charges set forth below.

(a) Cross-Dock Pallets. BWD’s historical cross-dock activity is set forth on Schedule 3.7(a), attached hereto. [***].

(b)  Restocking Fee. Except for instances caused by C&S, C&S will charge the stores a restocking fee of [***]% [***] .

(c)  Cardboard Bales, Crates, Pallets and Other Items; Fees and Charges. C&S will pick up pallets, pharmacy totes, milk crates and dollies, cardboard bales and any other items historically picked up from the BWD Stores as set forth on Schedule 3.7(c).[***].

(d) Reduced Volume Surcharge. In addition to all [***] and fees applicable to purchases of Merchandise by BWD hereunder, BWD shall pay to C&S a reduced volume surcharge [***] (the “Reduced Volume Surcharge”). The Reduced Volume Surcharge calculation shall be [***]. The Reduced Volume Surcharge shall be equal to [***].

[***]	[***]	Surcharge Rate

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

C&S shall assess the Reduced Volume Surcharge on [***].

[***].

[***].

(e) C&S Reimbursable Restructuring Costs . In connection with BWD’s proposed store closures, the Parties have agreed to realign the BWD distribution network; close the [***] Facilities; transfer the distribution of some Merchandise [***] from the [***] to the [***]; and to [***] (collectively, the “Network Realignment”). The costs of closure, transition, and start up associated with the Network Realignment (the “C&S Reimbursable Restructuring Costs”) shall be borne by [***]

[***]. The Parties will work closely together and in good faith on a transition plan to execute the Network Realignment (the “Transition Plan”) and C&S will provide estimates as to the C&S Reimbursable Restructuring Costs it expects to incur in connection therewith. [***].

3.8 Other Customer Credit. Both Parties acknowledge that it is in their respective best interests to fully utilize the Facilities and to maximize volume throughput by C&S entering into supply relationships with third party retailers to be serviced by C&S from the Facilities. For any volume that is supplied through the Facilities to any third party store operator, [***].

3.9           Best Intentions.

(a)             It is the intent of C&S and BWD to work together [***].

(b)    C&S [***].

(c)   [***].

3.10 Product Allocation. Any Merchandise located in the Facilities that is available to C&S in limited quantities that are insufficient to support the demands of C&S’ customers being serviced from a particular Facility shall be allocated among BWD and such other customers in such Facility during such period of limited supply based upon [***]. In addition, if a vendor makes product available in limited quantities and the product has not been delivered to C&S, C&S shall use commercially reasonable best efforts to allocate any such Merchandise among all of its facilities (including the Facilities) based upon [***].

3.11             Base Price and other Adjustments.

(a)     Each Party acknowledges that the other Party has historically benefited from certain sources of income, including, but not limited to:[***]. Neither Party will knowingly interfere with the other Party’s vendor programs or trade funds.

(b)                 C&S represents and warrants that its sources of income related to this Agreement, including, without limitation, [***] do not and will not in any way negatively impact trade funds BWD has historically received from vendors supplying Merchandise.

(c)             At the request of either Party, at any time during the Term (but not more than [***] each Contract Year) the Parties will jointly hire a consultant acceptable to both Parties to examine:[***].The scope of the consultant’s review shall be limited to the [***] months immediately preceding the audit. The consultant shall meet with both Parties together, and separately, to the extent necessary to comprehensively analyze the issues presented and shall maintain appropriate “clean room” protocols to ensure the confidentiality of the Parties’ respective information.

(d) In the event that either: (i) the consultant concludes, or (ii) a vendor asserts, that C&S’ practices are negatively impacting BWD’s trade funds, the Parties will [***]. Each Party shall make available for a vendor meeting its most senior merchandising executive and the requested Party shall comply with such request.For clarity, as of date of this Agreement, such executives are [***] of C&S and [***] of BWD. Any dispute under this Section 3.11(d) that cannot be resolved by the [***] shall be elevated to and settled by [***] prior to the end of the [***] in which the dispute arose.[***].

(e) BWD acknowledges that C&S has bought BWD out of [***].

(f) The pricing provisions herein are based upon the Parties’ mutual assumption that [***] will remain at levels throughout the Term that are [***].  If the Parties’ mutual assumptions are no longer substantially true at any time during the Term, the Parties agree to negotiate in good faith to reach agreement on new, mutually acceptable pricing terms.

3.12 Retailer Promotional Funds. Any display monies or retail performance monies will be billed directly to the vendors by BWD subject to the following exception: pursuant to the requirements of [***].

3.13 Equipment Transfer. C&S will continue BWD’s past practice of moving store equipment and other items (as further identified on Schedule 3.7(c)) from BWD Store to BWD Store in a manner consistent with past practices, provided that any such move does not [***].

3.14                   New Items.  C&S will work with vendors to make new items available [***].

3.15             SKU’s. C&S shall not be obligated to carry more than [***] % above the number of SKU’s per Facility that BWD carried in each of the Facilities as set forth on Schedule 3.15 absent the consent of C&S, which consent will not be unreasonably withheld and shall be subject to Section 3.9 (Best Intentions), provided that the maximum increase in SKU’s per Contract Year shall be no more than [***] % of the number of SKU’s that BWD carried as of the Effective Date. [***]. Schedule 3.15 sets forth the baseline number of BWD SKU’s by category and warehouse as of the Effective Date. BWD represents and warrants to C&S that Schedule 3.15 truly and accurately represents the BWD’s SKU count by category and warehouse for the [***] months period used to calculate [***] .

3.16      Slow-Movers and Discontinued Items. From time to time, C&S will provide BWD with a list of items that move on average less than [***]. C&S may discontinue any item on such list on [***] days prior notice to BWD, provided, however, that if following BWD’s receipt of such notice, BWD can provide C&S with a commercially reasonable justification on why any such item should not be discontinued such as [***] then C&S will not discontinue such item.[***].

3.17 Wholesale Cigarette Programs. To the extent permitted by law, C&S will pass on [***] wholesale cigarette program money received by C&S to BWD.[***].

3.18 Supplier Diversity. C&S will work with BWD to assist identified diversity vendors (“SDI Vendors”) in a manner consistent with the level of assistance that BWD presently provides. BWD’s SDI Vendors and programs are as set forth on Schedule 3.18 hereto.

Section 4.              Billing and Payment.

4.1     [***] Statements. Each [***] no later than [***] EST, C&S shall electronically transmit to BWD a statement (the “[***] Statement”) for all net amounts owed [***] for the immediately preceding [***] (collectively, the “[***] Statement Amount”). Many reports such as [***] will continue to run on [***]. To conform to a [***] Statement, certain reports will be a cut off on [***] and credits or charges for [***] will be included on the following [***]  Statement.

4.2           Credit Terms.

(a)           Post-Emergence Credit Terms. On the Reorganization Plan Effective Date, and upon assumption of this Agreement either pursuant to the Assumption Order or the Reorganization Plan, C&S shall provide BWD with post-emergence credit terms as described below (the “Post-Emergence Credit Terms”), subject to and conditioned upon BWD’s payment of $ [***] to C&S on the Reorganization Plan Effective Date and subject to Section 4.11(e) of this Agreement.

BWD will pay C&S by wire transfer or ACH [***] of the [***] Statement Amount so as to be received by C&S by [***] (EST) on the [***] immediately following the [***] Statement date. If the relevant banks are not open for business on the weekday on which the relevant payment is due, then the due date shall be [***] (EST) on the immediately succeeding day that the relevant banks may be legally open.

The Post-Emergence Credit Terms shall expire, automatically and without further notice, on the [***] month anniversary of the Reorganization Plan Effective Date. Following the expiration of the Post-Emergence Credit Terms, the Extended Credit Terms (as defined below) or Normal Credit Terms, as applicable, shall apply to the first [***] Statement transmitted by C&S after the expiration of the Post—Emergence Credit Terms.

(b)           Extended Credit Terms. On the [***] month anniversary of the Reorganization Plan Effective Date, C&S shall provide BWD with extended credit terms as described below (the “Extended Credit Terms”), subject to and conditioned upon BWD’s payment of $ [***] to C&S on or before the expiration of the Post-Emergence Credit Terms.

BWD will pay C&S by wire transfer or ACH [***] of

the [***] Statement Amount so as to be received by C&S by [***] on the first [***] immediately following the [***] Statement date. If the relevant banks are not open for business on the weekday on which the relevant payment is due, then the due date shall be [***] (Eastern) on the immediately succeeding day that the relevant banks may be legally open.

The Extended Credit Terms will expire, automatically and without further notice, on the [***] month anniversary of the Reorganization Plan Effective Date. Following the expiration of the Extended Credit Terms, the Normal Credit Terms shall apply to the first [***] Statement transmitted by C&S following the expiration of the Extended Credit Terms.

(c)           Normal Credit Terms. Following the expiration or termination of the Chapter 11 Credit Terms, the Post-Emergence Credit Terms or the Extended Credit Terms (as applicable) BWD shall pay the [***] Statement Amount as follows (the “Normal Credit Terms”):

BWD will pay C&S by wire transfer or ACH: (x) [***] of the [***] Statement Amount so as to be received by C&S by [***] on the  immediately following the [***] Statement date; and (y) [***] of the [***] Statement Amount so as to be received by C&S by [***] on the [***] immediately following the [***] Statement date, provided that if the [***] Statement is not timely received, and such late receipt substantially interferes with BWD’s ability to pay the required amount on the designated payment due date, then such payment due date will be extended by one (1) business day for each day (or portion of a day) that the [***] Statement is late. For example, if the  [***] Statement is delivered at [***] on a [***] as opposed to [***] on [***], BWD would pay [***] of the [***] Statement Amount on the following [***] (provided, such late delivery materially prohibited BWD from paying the [***] portion on [***]). If the relevant banks are not open for business on the weekday on which the relevant payment is due, then the due date shall be [***] (Eastern) on the immediately succeeding day that the relevant banks may be legally open.

4.3 Miscellaneous Billing and Payment Matters. Time is of the essence. If any payment is not timely received under this Agreement or is otherwise in default, C&S shall have the right (which right shall be nonexclusive, cumulative of and additional to all other remedies) to defer further deliveries until all payments in default have been made or to terminate this Agreement as provided in Section 14.1(a) hereof. Further, without limiting any other rights and remedies set forth herein, any payment not timely received by a Party will be subject to a variable late fee equal to the lesser of [***] or [***]. If BWD disputes any portion of a statement, absent manifest error, it shall nonetheless pay the full amount of the statement by the payment due date, without any deductions or offsets. BWD or C&S shall give notice to the other Party of any billing adjustments it believes should be made, and the Parties shall attempt to reach agreement on any adjustments within [***] days. Similarly, if C&S disputes any portion of any invoice that BWD sends to C&S, C&S shall nonetheless pay the full amount of the statement by the payment due date, without any deductions or offsets. If the relevant banks are not open for business on the weekday on which the relevant payment is due, then the due date shall be [***] (Eastern) on the immediately succeeding day that the relevant banks may be legally open.

4.4 Reporting Requirements. For purposes of this Agreement the term “Senior Debt Agreement” shall mean the senior debt agreement with the most stringent reporting requirements.

BWD shall comply with the following which shall be defined as the “Reporting Requirements”:

(a)        BWD will provide C&S any quarterly financial reports, certificates demonstrating compliance and certifying that no default has occurred or other information that BWD is required to provide under a Senior Debt Agreement in the same manner and within three business days of the time periods required under any Senior Debt Agreement.

(b)      Simultaneously with the delivery of information as set forth in Section 4.4(b) above, a Responsible Officer of BWD shall certify to C&S as to BWD’s availability under any Senior Debt Agreement as of the end of such fiscal quarter.

(c)        For each fiscal quarter during the Term, BWD shall provide C&S promptly (but no later than three business days after the earliest date required date in the Senior Debt Agreement) a quarterly balance sheet, income statement and statement of cash flow with accompanying footnotes for the Reorganized Debtors, all prepared in accordance with GAAP, which financial statements shall be certified by a Responsible Officer of the Reorganized Debtors.

(d)         Such financial statements will be considered “BWD Confidential Information” pursuant to Section 18.7(b).

(e)       BWD shall provide C&S a copy its Senior Debt Agreements and any amendments thereto within three (3) business days following the execution of the same.

For purposes of this Agreement the term “Responsible Officer” means the chief executive officer, the president, or the chief financial officer of BI-LO Holding, LLC (or BWD, as applicable) or any other officer having substantially the same authority and responsibility; or, with respect to the delivery of financial information or information regarding compliance with covenants under the Senior Debt Agreement, the chief financial officer or the treasurer of BI-LO Holding, LLC (or BWD, as applicable) or any other officer having substantially the same authority and responsibility.

4.5  Set-Off; Recoupment.  In the event that a Party fails to pay any undisputed amounts due under this Agreement and such failure continues for [***] after the other Party has provided such non-paying Party written notice of such failure to pay, then the other Party may set-off or recoup such amounts due against any amounts payable by the other Party to the non-paying Party under this Agreement and any other agreement between C&S and BWD.[***].

4.6                PACA Requirements.  BWD will cooperate with C&S to add (now and in the future) any appropriate or necessary language to any [***]  Statement, account statements, purchase orders, invoices, and other documents and to take any other actions (now and in the future) reasonably requested by C&S to ensure that both Parties are in compliance with the Perishable Agriculture Commodities Act, as amended or revised from time to time (“PACA”), and that, with respect to PACA regulated commodities sold hereunder, C&S can preserve its rights to the PACA trust.

4.7               Taxes and Other Similar Charges.[***]. “Transaction taxes and fees” include, but are not limited to:[***]. Nothing in this clause is to be interpreted as shifting compliance obligations and responsibilities among the contractual Parties or result in a reimbursement of one of the Party’s cost of doing business. For example, “transaction taxes and fees” do not include [***]. Upon reasonable request, each Party shall provide documentation (i.e., a bill, notice for payment copies of relevant portions of tax returns or the like), to the extent it is available, that reasonably evidences the imposition, reporting and/or remittance of such taxes or fees.[***].

4.8 Third Party Deductions. From time to time, BWD may ask C&S to act as its agent to deduct amounts that are due from manufacturers to BWD.[***].

4.9      Review Rights. The Parties agree to work to develop a [***] price file reconciliation process in a format with sufficient detail as reasonably requested by BWD, whereby C&S will transmit to BWD all store cost information on a [***] basis and BWD may review and comment on such information. BWD may also review C&S’ cost information on a [***], and C&S agrees to supply BWD with all necessary information to conduct such review. BWD shall commence such review promptly upon receipt of such information after the applicable [***] and shall complete such review within [***] days of the receipt of such information for the first such review and [***] days for any subsequent review. Any review shall be conducted by individuals knowledgeable regarding industry standards and customs, and such persons shall keep all such information strictly confidential. Within [***] days of the completion of the review and the sharing of the results of such review with C&S, C&S will reimburse BWD for any actual findings that C&S overbilled BWD, or correspondingly, BWD will pay C&S for any actual findings that C&S underbilled BWD. It is the intent of the Parties that the [***] data transmittal and BWD’s review of such information shall be the primary mechanism to ensure pricing accuracy. Any dispute between the Parties with respect to the results of any review will resolved in accordance with the dispute resolution provision in Section 18.8.

4.10     Confirmation of Payments. Any amounts due and owing to C&S or any credits due to BWD as of the Effective Date under the Original Supply Agreement that were incurred prior to the Effective Date or that relate to facts or circumstances that occurred prior to the Effective Date, but are unpaid or have not been applied as of the Effective Date shall be paid by BWD or applied by C&S, as applicable, pursuant to the payment terms of this Agreement. The Parties shall seek to reconcile and true-up any amounts due and outstanding under the Original Supply Agreement as soon as practicable after the Effective Date.

4.11 Security.

(a)                                 Definitions. In this Section 4.11, the following terms shall have the following meanings:

(i)                                           “Credit Parties” means each of the Reorganized Debtors that is a borrower or guarantor under the Senior Credit Agreements.

(ii)                                        “Secured Obligations” means (w) payment of the Reduced Volume Surcharge (if any) that relates to the period prior to the termination or expiration of this Agreement, without giving effect to such termination or expiration and only through the date of such termination or expiration; (x) payment of the C&S Reimbursable Restructuring Costs that have been incurred in accordance with the terms of this Agreement and not yet paid; (y) payment for any goods delivered or services performed under this Agreement prior to the date of such termination or expiration, including any applicable [***] and fees to the extent such amounts are unpaid; and (z) payment of the documented costs, fees, and expenses of C&S (including reasonable attorneys’ fees and expenses), expended or incurred by C&S to enforce C&S’ rights under this Agreement, including any action to collect any amount due and owing to C&S. Without limiting the foregoing and for purposes of clarification, except for the costs, fees and expenses set forth in clause (z) of this paragraph, the Secured Obligations shall not include any obligations, damages, liabilities, or claims arising under this Agreement or otherwise applicable law to the extent arising or becoming due solely as a result of any breach or termination of this Agreement or after the breach or termination of this Agreement.

(iii)                                     “Senior Credit Agreements” means the Exit ABL Facility Credit Agreement and Exit Term Loan Facility Credit Agreement and the loan documents and agreements executed in connection therewith, each as defined in the Reorganization Plan, in each case as may be amended, restated, amended and restated, supplemented, refinanced, replaced, or otherwise modified from time to time.

(iv)                                    “Senior Creditors” means the lenders, agents, arrangers, and issuing lenders under the Senior Credit Agreements, and any other person that any Credit Party has granted a lien in favor of (as permitted under the Senior Credit Agreements).

(b)                                 Grant of Security. From and after the Reorganization Plan Effective Date, subject to the prior execution of a subordination agreement as described in section (e) below, solely to secure the Secured Obligations, each of the Credit Parties hereby pledges and grants to C&S, a continuing security interest in, and lien on, all of the right, title and interest of such Credit Party in, to and under all of the real and personal property and fixtures (and all rights therein) of such Credit Party that constitute collateral under the Senior Credit Agreements, in each case whether now existing or hereafter from time to time acquired (the “Collateral”), which security interest and lien shall be subordinate and junior in priority, operation and effect at all times and in all circumstances, to the security interests in and liens on the Collateral of the Senior Creditors (the “C&S Security Interest”).

(c)                                  Authorization to file UCC Statements. The Credit Parties hereby authorize C&S, its counsel or designee to file, in the name of any Credit Party, any UCC or similar financing and continuation statements, in each case, which may describe the Collateral covered thereby as “all assets of the debtor” or words of similar effect, that C&S, in its sole discretion, may deem necessary or appropriate to further protect or maintain the perfection of the C&S Security Interest and such Credit Party will execute and deliver to C&S such other instruments or notices, as C&S may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted hereby.

(d)                                 Release.

(i)                                           Upon expiration of the Term of this Agreement and payment of the Secured Obligations in full in cash, the Collateral shall be automatically released from the C&S Security Interest, and all obligations of the Credit Parties with respect to the Collateral shall automatically terminate, all without delivery of any instrument or performance of any act by any person.

(ii)                                        To the extent any Collateral is disposed of as permitted by the Senior Credit Agreements (other than to another Credit Party or in connection with the sale of all or substantially all of the Collateral) and the Subordination Agreement, such Collateral shall be disposed of free and clear of the C&S Security Interest created under this Section 4.11.

(iii)                                C&S will, at any Credit Party’s expense, execute and deliver to such Credit Party such documents as any Credit Party may reasonably request to effect and/or evidence the foregoing.

(e)                                  Subordination Agreement. C&S agrees to negotiate in good faith and to enter into a commercially reasonable and customary subordination agreement with the Senior Creditors (the “Subordination Agreement”) prior to the Reorganization Plan Effective Date (and any subsequent commercially reasonable and customary subordination agreements with Senior Creditors as may be reasonably requested), pursuant to which C&S shall agree to the subordination of the C&S Security Interest, in right of payment and priority, to the prior payment in full of any and all obligations due or payable under the Senior Credit Agreements, and which otherwise shall be in form and substance satisfactory to the parties thereto and C&S. Such Subordination Agreement shall provide, among other things, that (i) until the claims of the Senior Creditors have been paid in full in cash, C&S shall not take any action against the Collateral in respect of the C&S Security Interest; and (ii) during an Event of Insolvency, other than the Bankruptcy Cases, C&S may seek and obtain adequate protection so long as such adequate protection to C&S is limited to a junior replacement lien subject to the same subordination provisions in the Subordination Agreement and C&S waives the right, if any, to seek payment in cash of any claims arising by virtue of such liens unless the claims of the Senior Creditors have been paid in full in cash, and C&S shall not oppose any adequate protection requested by or granted to the Senior Creditors. The Subordination Agreement shall also provide a reservation of C&S’ right to exercise all rights as an unsecured creditor so long as such rights are not inconsistent with the terms of the Subordination Agreement. If an acceptable subordination agreement is not executed, C&S shall not receive the C&S Security Interest and C&S shall not be obligated to provide the Post-Emergence Credit Terms or the Extended Credit Terms to BWD.

C&S’ rights or C&S’ ability to bring any claims or defenses, if any and as applicable, of setoff or recoupment, or under section 503(b)(9) of the Bankruptcy Code, or PACA or PASA,(2) shall not be waived or otherwise limited by the Subordination Agreement. Except as expressly set forth in the Subordination Agreement regarding C&S’ rights as a secured creditor pursuant to the C&S Security Interest, nothing in the Subordination Agreement or terms of this Section 4.11 shall prohibit C&S from exercising all of its rights and remedies under this Agreement.

Section 5.   Reserve System. The Parties have established the reserve system described below (the “Reserve”).

5.1              Leftover Ad / Dead and Excess Inventory Reserve.

(a)             Subject to the terms of the [***], leftover ad and dead and excess inventory will be placed into the Leftover Ad / Dead and Excess Reserve (the “L&D Reserve”) at [***]. (the “Reserve Price”). [***].

(b)             The L&D Reserve shall not exceed [***] (collectively the “L&D Reserve Limit”). [***]. The L&D Reserve is to be used [***].

(2) Perishable Agricultural Commodities Act of 1930, as amended, 7 U.S.C. §§ 499a et seq. (“PACA”) and Packers and Stockyards Act of 1921 as amended, 7 U.S.C. § 181 et seq. (“PASA”).

BWD and C&S will work together on dead and excess items in a timely fashion to resolve and dispose of this inventory.

(c)              Reserve Charges. [***].

(d)             The L&D Reserve Limits have been set based upon [***].

5.2              Hurricane Merchandise Reserve and Emergency/Hurricane Situations. [***].

Section 6.   Delivery. C&S shall use its commercially reasonable best efforts to meet the Required Delivery Schedule and Delivery Windows (both as defined below) while both Parties shall seek opportunities to execute such services in the most economical manner. On a [***] basis, C&S’ system will pull all orders from each BWD Store department at the time specified on Schedule 6, provided that polling must be completed [***] before a store is scheduled for delivery (the “Required Store Polling Schedule”). C&S will deliver BWD’s orders in accordance with the “Delivery Windows” specified on Schedule 6. The “Required Delivery Schedule” shall be as set forth on Schedule 6(a). The Required Delivery Schedule will be adjusted by the Parties in connection with the Network Realignment, such new Store delivery schedule will then become the “Required Delivery Schedule”. In addition, the Parties will review the Required Delivery Schedule periodically and make adjustments as necessary. [***].

6.1              Delivery Schedule Default. The Parties agree that a “Delivery Schedule Default” shall have occurred if for any reason other than [***], C&S fails to achieve the Required Delivery Level (as defined below) during either: (a) [***], or (b) during any [***] during the Term of this Agreement. Each period defined in (a) [***] and (b) above shall be a “Measurement Period.” The “Required Delivery Level” shall be a Delivery Service Level (as defined below) of at least [***]. (As further described on Schedule 8.4, C&S will provide BWD a detailed [***] report of the Delivery Service Level [***]). The “Delivery Service Level” shall be calculated based on [***]. Should BWD believe that a Delivery Schedule Default has occurred, BWD shall give notice to C&S and C&S shall use its commercially reasonable best efforts to immediately restore the Required Delivery Level.

6.2              Delivery Schedule Penalties. After a Delivery Schedule Default has occurred, C&S will be subject to a penalty payment (the “Delivery Penalty Payment”) for each [***] until the Required Delivery Level is restored (“Delivery Penalty Period”). The Delivery Penalty Payment shall be equal to: (a) [***] multiplied by (b) [***]. The Delivery Penalty Payment shall be paid [***]. Once the Required Delivery Level is achieved, then the Delivery Schedule Default shall be cured, and new Measurement Periods shall begin.

6.3              Delivery Service Level Termination. If the Delivery Service Level is below [***] for: (a) [***] Measurement Periods, or (b) [***] Measurement Periods during any [***] Measurement Periods, and BWD has provided C&S with Timely Notice of Termination, then BWD may contract with a third party carrier to provide the transportation services required under this Agreement and the Parties shall in good faith meet and agree on appropriate changes to this Agreement to reflect the use of a third party carrier. “Timely Notice of Termination” means: (i) in the case of clause (a), within [***] days following the end of the [***] Measurement Period, BWD has provided C&S with written notice that it intends to terminate the transportation services under this Agreement because the Delivery Service Level was below [***] for [***] Measurement Periods, and (ii) in the case of clause (b), within [***] days following the end of the [***] Measurement Period, BWD has provided C&S with written notice that it intends to terminate the transportation services under this Agreement because the Delivery Service Level was below [***] for [***] Measurement Periods. In the event BWD provides Timely Notice of Termination, then BWD shall perform all of the obligations set forth in Section 14.1(b) with respect to [***] services. [***].

6.4              Warehouse Layout. Subject to any slow mover initiative set forth on Schedule 3.9(b) and any pallet-building constraints, C&S will [***].

6.5                  Equipment Maintenance. At all times during the Term, C&S shall maintain and keep all of the trucks, tractors, reefers, yard trucks, and other transportation equipment used in connection with the Facilities (collectively, the “Transportation Equipment”): (i) reasonably clean; (ii) in a reasonable aesthetically pleasing condition so as to maintain BWD’s brand image (any costs associated with re-bannering trailers will be at BWD’s cost); (iii) in a condition that satisfies all reasonable safety standards; (iv) in a manner consistent with BWD’s past practices and (v) in compliance with all applicable laws, rules, and regulations. C&S will prepare and keep driver, maintenance, and safety logs for all of the Transportation Equipment, which will be available to BWD for inspection upon reasonable notice and which will be provided to BWD upon any termination or expiration of this Agreement. With respect to Transportation Equipment that is subject to a lease agreement for which BWD remains liable for the performance of C&S’ obligations, all such Transportation Equipment will be maintained in accordance with manufacturer’s reasonable recommendations, any warranty requirements and in accordance with any contractual maintenance, lease return, and/or other requirements under any lease agreement(s) pertaining to such Transportation Equipment.

Section 7.   Service Level. The Parties’ mutual objective is to maintain a [***] service level on [***] Merchandise and a [***] service level [***]. [***] The “Required Service Level” is [***].

7.1                  Calculation of Service Level.  Service level percentages are calculated as [***]. In computing service level percentages, the numerator shall be , and the denominator shall be [***].  The term “manufacturers’ out-of-stock cases”

refers to [***].

7.2                  Service Level Default. The Parties agree that a “Service Level Default” shall have occurred if, for any reason other than a [***], C&S fails to maintain the Required Service Level during a Measurement Period (as defined in Section 6.1). Should BWD believe that a Service Level Default has occurred, BWD shall give notice to C&S and C&S shall use its commercially reasonable best efforts to immediately restore the Required Service Level. [***].

7.3                  Service Level Penalty. After a Service Level Default has occurred, C&S will be subject to a penalty payment (the “Service Level Penalty Payment”) for each subsequent [***] that C&S’ service level performance is below the Required Service Level until the Required Service Level is restored (the “Service Level Penalty Period”).  The Service Level Penalty Payment shall be equal to: (i) the difference between [***] and [***] multiplied by (ii) [***], multiplied by (iii) [***]. The Service Level Penalty Payment shall be paid within [***] days of the end of [***] during which the Service Level Penalty Period occurs. The Service Level Penalty Payment shall be paid [***]. Once the Required Service Level is achieved, then the Service Level Default shall be cured, and new Measurement Periods shall begin. [***].

Example of Penalty Payment. If a Penalty Period lasted for [***], the average actual service level during such Penalty Period was [***] the number of cases delivered during such Penalty Period was [***], then the Penalty Payment would be equal to: (i)

[***] (the difference between [***] and [***]) X (ii) [***] (cases invoiced) X (iii) [***] (the penalty charge) = [***].

7.4                  Holiday Service Default. C&S agrees that the holiday seasons (i.e., [***] days before [***]) are critical to BWD. If C&S fails to meet the Required Service Level for any such [***] day period, then C&S shall pay a Service Level Penalty Payment as set forth in Section 7.3, above, with a multiplier of [***] rather than [***], with respect to such [***] day holiday period.

7.5                  Service Level Termination. If the Service Level to BWD is below [***] for: (a) [***] Measurement Periods, or (b) [***] Measurement Periods during any [***] Measurement Periods, and BWD has provided C&S with Timely Notice of Termination, then BWD may terminate this Agreement within [***] days following the end of the last applicable Measurement Period. “Timely Notice of Termination” means: (i) in the case of clause (a) above, within [***] days following the end of the [***] Measurement Period, BWD has provided C&S with written notice that it intends to terminate this Agreement because the Service Level was below [***] for [***] Measurement Periods, and (ii) in the case of clause (b) above, within [***] following the end of the [***] Measurement Period, BWD has provided C&S with written notice that it intends to terminate this Agreement because the Service Level was below [***] for [***] Measurement Periods.

Section 8.   Fill Rate Accuracy/KPIs. The Parties’ mutual objective is to maintain a [***] Fill Rate Accuracy (as defined in Section 8.1) on [***] (the “Required Fill Rate Accuracy”). [***].

8.1                  Fill Rate Accuracy Default. The Parties agree that a “Fill Rate Accuracy Default” shall have occurred if, for any reason other than a default by BWD under this Agreement or an event of Force Majeure, C&S fails to maintain the Required Fill Rate Accuracy during a Measurement Period. “Fill Rate Accuracy” equals [***] divided by [***] and will be calculated [***]. Should BWD believe that a Fill Rate Accuracy Default has occurred, BWD shall give notice to C&S and C&S shall use its commercially reasonable best efforts to immediately restore the Required Fill Rate Accuracy.

8.2                  Fill Rate Penalties. After a Fill Rate Accuracy Default has occurred, C&S will be subject to a penalty payment (the “Fill Rate Penalty Payment”) for each [***] that that the Fill Rate Accuracy is below the Required Fill Rate Accuracy until the Required Fill Rate Accuracy is restored (the “Fill Rate Penalty Period”). The Fill Rate Penalty Payment shall be equal to: (i) the difference between [***] and [***], multiplied by (ii) [***] multiplied by (iii) [***] (the “Fill Rate

Penalty Payment’). The Fill Rate Penalty Payment shall be paid [***] Once the Required Fill Rate Accuracy is achieved, then the Fill Rate Accuracy Default shall be cured, and new Measurement Periods shall begin.

8.3                  Holiday Fill Rate Accuracy.  C&S agrees that the holiday seasons, i.e. [***], are critical to BWD. If C&S fails to meet the Required Fill Rate Accuracy for any such [***] period, then C&S shall pay a [***] as set forth in Section [***], above, with respect to such [***] holiday period. The Fill Rate Penalty Payment related to such holiday period shall be paid within [***] days of the occurrence of a Holiday Fill Rate Accuracy Default.

8.4                  KPI’s; Reports. During the Term, C&S will provide for BWD the reports specified on Schedule 8.4 according to the timelines specified in such Schedule 8.4. Additionally, C&S will provide BWD the reports specified in Sections 1.6; 3.12; 5.1(b); 7.1; 10; 12.1; and 15.8, as well as [***].

Section 9.   Reclamation/Swell Programs.

9.1                  Reclamation. C&S will process reclamation and salvage for BWD. [***] reclamation service shall be charged or credited, as applicable, to BWD [***].

9.2                  Swell. C&S will receive all swell allowances from vendors and will pass directly on to BWD [***].

Section 10.   Pallets. C&S and BWD agree to develop a mutually acceptable pallet and tote exchange program and accounting procedures to ensure the maintenance of an adequate number of pallets and totes throughout the Term (which program shall provide for [***] reporting of BWD’s pallet and tote balance); provided that it is the responsibility

[***].

Section 11.   Facilities. C&S may supply the BWD Stores from the Facilities or a replacement facility (a “Replacement Facility”), subject to the provisions set forth in this Section 11, Section 1.2(c) and the make whole provisions of Section 3.9(a). C&S may cease operations at and/or sell (to the extent it owns) any of the Facilities. C&S shall use commercially reasonable best efforts to provide BWD [***] days prior notice of its intention to close a Facility. [***]. For purposes of this Agreement, references to the Facilities herein shall include such Replacement Facility, unless the context otherwise requires. In the event a BWD Facility is closed, BWD may terminate the license or sublease to such Facility and dispose of such Facility in any manner it sees fit.

Section 12.   Credit Policies; Other Customers.

12.1           Standard Credit Policy. The Parties shall follow the store call-in credit policy set forth on Schedule 12.1(a). The audit and inventory control procedures are as set forth on Schedule 12.1(b). C&S will conduct cycle counts at the Facilities. C&S will, after taking into account credits that it has issued to the BWD Stores pursuant to its standard credit policy, which is set forth on Schedule 12.1(c) and store called-in credits and all other reserve adjustments, pay to or bill BWD the net inventory shortage or gain in each such warehouse, all as described on Schedule 12.1(d) (the inventory gain/loss measurement calculation). C&S shall maintain a level of security at the Facilities sufficient to mutually satisfy the Parties that the Merchandise is being adequately protected, with the presumption that the level of security on the date hereof is sufficient for such purposes. [***].

12.2           Other Customers. Following the commencement of shipment by C&S to a customer other than BWD from any of the Facilities, C&S will [***].

Section 13.                                   Indemnity and Insurance.

13.1                        Indemnification.

(a)                                 C&S. C&S shall defend, indemnify and hold harmless BWD and its subsidiaries, affiliates, and parent companies, and its and their respective owners, directors, officers, employees, servants, agents, independent contractors, successors and assigns (collectively, “BWD Indemnitees”) from any and all losses, damages, demands, claims, judgments, fines, assessments, penalties, liabilities, causes of action, amounts paid in settlement, charges, costs and expenses, including but not limited to, reasonable legal fees and expenses and costs of settlement (collectively, “Losses”) arising out of, resulting from or related to any dispute, demand, claim, lawsuit, action or proceeding brought or initiated by any third party (any of the foregoing, a “Third Party Claim”) against any of the BWD Indemnitees to the extent that such Third Party Claim arises out of, is in connection with or results from: (i) acts or omissions of C&S in any manner relating to the handling, storage, procurement, use, or transportation of the Merchandise or other items supplied to BWD pursuant to the terms of this Agreement; or (ii) the willful misconduct or negligent acts of C&S, its employees or subcontractors; provided, however, the indemnification and hold harmless obligations under this Section shall not apply to the extent any Losses arise out of or relate to any Third Party Claim in connection with or resulting from the willful misconduct or negligent acts of BWD or its employees. Whenever BWD receives notice of any Third Party Claim against any BWD Indemnitee that could be covered by this provision, BWD shall in turn provide C&S with prompt written notice of such Third Party Claim. C&S shall have the right to participate in the defense of any claim or controversy for which BWD seeks indemnification hereunder and BWD may not agree to any settlement for which it shall seek indemnification pursuant to this Section 13.1(a) without C&S’ prior written consent.

(b)                                 BWD. BWD shall defend, indemnify and hold harmless C&S and its subsidiaries, affiliates, and parent companies, and its and their respective owners, directors, officers, employees, servants, agents, independent contractors, successors and assigns (collectively, the “C&S Indemnitees”) from any and all Losses arising out of or related to any Third Party Claim against any of the C&S Indemnitees to the extent that such Third Party Claim arises out of, is in connection with or results from: (i) acts or omissions of BWD in any manner relating to the procurement, handling or use of the Merchandise or other items supplied to BWD pursuant to the terms of this Agreement; (ii) BWD’s acts or omissions relating to business or other operations including, but not limited to, the operation of the BWD Stores; (iii) claims related to the [***]; and or (iv) the willful misconduct or negligent acts of BWD, its employees, or subcontractors; provided, however, the indemnification and hold harmless obligations under this Section shall not apply to the extent any Losses arise out of or relate to any Third Party Claim in connection with or resulting from the willful misconduct or negligent acts of C&S or its employees. Whenever C&S receives notice of any Third Party Claim against any C&S Indemnitee that would be covered by this provision, C&S shall in turn provide BWD with prompt written notice of such Third Party Claim. BWD shall have a right to participate in any settlement. BWD shall have the right to participate in the defense of any claim or controversy for which C&S seeks indemnification hereunder, and C&S may not agree to any settlement for which it shall seek indemnification pursuant to this Section 13.1(b) without BWD’s prior written consent.

(c)                                  Product Liability - Infringement. With respect to product liability claims or claims arising in connection with any product or Merchandise (including liability for or claims of infringement arising in connection with such products), the Parties shall look to the manufacturer and/or vendor (or broker) of such product for any and all defense, indemnity or hold harmless claims. C&S agrees to assign any claims or causes of action it may have against such manufacturer to BWD. To the extent permitted, C&S shall pass through for the benefit of BWD all warranties from the manufacturer of all Merchandise. In the event a non-CPG vendor selected by BWD is unwilling or unable to provide such indemnification or defense to C&S, BWD agrees to indemnify and hold harmless the C&S Indemnitees from any such claims, except to the extent of any negligence or willful misconduct by C&S.

(d)                                 Indemnification for Employee Liability. Each Party (the “Indemnifying Party”) agrees to indemnify and hold the other Party, its subsidiaries and affiliates and their respective officers, directors, employees, agents, and representatives (collectively, the “Indemnified Party”) harmless from and against any and all liabilities, damages, fines, penalties, costs, claims, demands, and expenses (including costs of defense, settlement, and attorney’s fees), of whatever type or nature to any person or entity (“Indemnifiable Claims”) to the extent arising out of: (i) any claim under any labor, employment, employee benefit, tax, or other laws or regulations of the United States or of any state or local government arising out of any action or inaction of, or with regard to, any Indemnifying Party’s employees working in or around the Facilities; (ii) any claim for (or other liabilities, costs, and expenses associated with) payment of compensation, including benefits, wages or salary, taxes, or unemployment contributions or benefits asserted by any Indemnifying Party’s employee, or any government entity, and associated with a claim or determination by any person, any federal, state, or local government entity, any court, or any other applicable entity, that any employees of an Indemnifying Party are also joint employees, co-employees, or employees in any other status or capacity of an Indemnified Party; (iii) any personal or physical injury (including but not limited to death or violation of civil rights) at the Facilities sustained by Indemnifying Party’s employees to the extent such injury is caused by the negligence or willful misconduct of the Indemnifying Party and/or its employees; and (iv) any damage or destruction of Indemnified Party’s property at a Facility to the extent caused by the negligence or willful misconduct of Indemnifying Party and/or its employees. In addition, BWD agrees to indemnify and hold C&S, its subsidiaries and affiliates and their respective officers, directors, employees, agents, and representatives harmless from and against any and all Indemnifiable Claims to the extent arising out of or related to any claim by BWD’s employees with respect to C&S’s handling, transportation or delivery of payroll checks for BWD employees and any employee information set forth thereon. The obligations in this paragraph will survive any termination of the Supply Agreement. Indemnified Party agrees to notify the Indemnifying Party in writing of any asserted claim relating to the subjects contained in this Section 13.1(d) within fifteen (15) business days of being served with or otherwise learning of the claim. After consultation with the Indemnified Party, the Indemnifying Party shall have the right to select counsel with respect to the defense of any litigation covered by this Section 13.1(d). The Indemnifying Party will not pay or agree to pay any asserted claim under this section without prior written consent of the Indemnified Party, which approval shall not be unreasonably withheld. The indemnification provisions in this Section 13.1(d) shall be in addition to and shall not lessen any indemnification obligations arising under, or relating to, the Asset Purchase Agreement, dated as of June 20, 2013, as amended, by and between BWD, Winn-Dixie Stores, Inc., Winn-Dixie Logistics, Inc., C&S Wholesale Services, Inc. and C&S (for the limited purposes set forth therein). Furthermore, to the extent any provision in this Section 13.1(d) conflicts with or contradicts the indemnification obligations set forth in Sections 13.1(a), 13.1(b) or 13.1(c), the terms of this Section 13.1(d) shall supersede all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

13.2              Insurance.

(a)                                 BWD Insurance. Prior to commencement of services, BWD shall procure and maintain at its own cost, during the term of this Agreement, the amounts and types of insurance coverage that are reasonably appropriate for the arrangement contemplated by this Agreement. At a minimum, such coverages will include:

i.                              Workers’ Compensation Insurance: BWD shall maintain workers’ compensation insurance with Part A Statutory limits in accordance with the laws of the states in which BWD has operations or conducts business and Part B Employers’ Liability limits not less than [***].

*Workers’  Compensation Insurance shall include the Alternate Employer Endorsement naming C&S Wholesale Grocers, Inc. its subsidiaries and affiliates, including C&S Wholesale Services, Inc. as the Alternate Employer for any BWD employees working in or around any of the Facilities.

ii.                           Automobile Liability Insurance: BWD shall maintain automobile liability insurance for all vehicles owned, non-owned, leased, hired or otherwise used by BWD with limits of not less than [***].

iii.                        General Liability Insurance: BWD shall maintain general liability insurance including Contractual Liability, Personal Injury and Advertising, and Products/Completed Operations for losses including but not limited to bodily injury, death, or property damage, with limits of not less than [***] per occurrence.

iv.                       All-Risk Property Insurance: BWD shall maintain all risk property insurance covering the Facilities (real property including fixed assets), Equipment,

Machinery, Merchandise, Inventory, and Transportation Equipment located at the Facilities, including furniture, fixtures, and other business personal property necessary to operate the Facilities and provide the services to BWD called for under this Agreement. Additionally, such insurance maintained by BWD shall only cover Transportation Equipment while such Transportation Equipment is at a Facility (not during any period C&S is using such Transportation Equipment on the road or away from a Facility, even if C&S is using such Transportation Equipment off the Facility to provide services for BWD). The property insurance called for under this provision will be affected under the BI-LO Holding, LLC property insurance program, and shall be subject to the terms, conditions, deductibles and limitations of said program, which includes coverage against certified acts of terrorism and boiler and machinery, all on a 100% replacement cost basis without deduction for depreciation. Coverage for earthquake shall be included for locations considered to be in high hazard and/or catastrophe zones including, but not limited to California and/or New Madrid earthquake zones. Flood coverage shall be included for locations within FEMA Special Flood Hazard Area Zones A and V.

v.                          Umbrella Liability: BWD may utilize umbrella or follow form excess liability to meet required limits.

vi.                       Certificates of Insurance and Statements of Values. Prior to commencement of services, and on an annual basis thereafter, BWD shall provide C&S with Certificates of Insurance evidencing compliance with Section 13.2(a) and naming C&S, its Subsidiaries and Affiliates as an additional insured. Such certificates shall state that the insurance policies may not be terminated, suspended, materially amended or cancelled except as consistent with policy notification provisions to C&S. Consistent with the foregoing, BWD is required to notify C&S in writing at least [***] days in advance if any property insurance coverage or limits applicable herein are materially amended, cancelled, suspended, or otherwise terminated. On an annual basis or as reasonably required by BWD or its insurers, C&S shall submit a statement of values proving full replacement cost values for the Merchandise, Inventory, Transportation Equipment and Facilities insured under the BWD property insurance program.

vii.                    C&S as Additional Insured. C&S, its Subsidiaries and Affiliates shall be added as an additional insured on general, auto and excess liability and on the property insurance pursuant to coverage required under Section 13.2(a)(ii-v). C&S, its subsidiaries and affiliates, as additional insured on general, auto, and excess liability policies pursuant to this provision shall be subject to the same terms and conditions as BWD has under its own coverage as primary insured. To the extent the additional insured policy terms provide broader liability coverage to C&S than allowed contractually in this Agreement,

BWD is entitled to seek reimbursement from C&S for any and all costs relating to a C&S claim, including, but not limited to self-insured retentions, deductibles, and allocated loss adjusting expenses. C&S acknowledges and agrees that any property loss not in excess of [***] per occurrence shall not constitute a claim against any property coverage for which C&S is named as an additional insured as required by Section 13.2(a)(iv), C&S shall not submit any such property loss as a claim under said insurance policies, and C&S shall not be entitled to any reimbursement, contribution or remuneration whatsoever from BWD for any such property loss. C&S shall instead treat any such property loss as a maintenance expense that has already been included in the [***]. To the extent any such occurrence results in property loss in excess of [***], BWD shall be liable for any such loss up to the amount of the applicable deductible or self-insured retention.

viii.                 Other Insurance Requirements. All insurance required to be procured and maintained by BWD hereunder shall be written on an occurrence basis by an admitted insurance company (or companies) licensed to write insurance in the jurisdiction(s) where operations are located and conducted; of good financial standing and having an A.M. Best rating of A- or better. Such insurance shall include coverage for any and all liability assumed by BWD hereunder. Claims made policies can be utilized in place of occurrence based but the claims made policy must show evidence of appropriate retroactive dates to sufficiently cover inception or completion of services contemplated by this Agreement. Notwithstanding anything to the contrary, C&S acknowledges that BWD may maintain large deductible or self-insured retentions.

(b)                     C&S Insurance. C&S shall procure and maintain at its own cost, during the term of this Agreement, the amounts and types of insurance coverage that are reasonably appropriate for the arrangement contemplated by this Agreement, Notwithstanding anything to the contrary, BWD acknowledges that C&S may maintain large deductibles or self-insured retentions.

i.                              Workers’ Compensation Insurance: C&S shall maintain workers’ compensation insurance with Part A Statutory limits in accordance with the laws of the states in which C&S has operations or conducts business and Part B Employers’ Liability limits not less than [***].

ii.                           Automobile Liability Insurance: C&S shall maintain automobile liability insurance for all vehicles owned, non-owned, leased, hired or otherwise used by C&S with limits of not less than [***].

iii.                        General Liability Insurance: C&S shall maintain general liability insurance including Contractual Liability, Personal Injury and Advertising, and Products/Completed Operations for losses including but not limited to bodily injury, death, or property damage, with limits of not less than [***] per occurrence.

iv.                       Umbrella Liability: C&S may utilize umbrella or follow form excess liability to meet required limits.

v.                          Insurance Included in the Upcharge: The Parties agree that the premiums for the insurance coverages listed in Section 13.2(b)(i) — (iv) listed above have already been included in the BWD Upcharge. The Parties may also mutually agree to include the cost of environmental coverage, management liability, and/or motor cargo insurance coverage (collectively, “Other Included Coverage”) in the upcharge.

vi.                       Optional Insurance: C&S may at its option and expense maintain all-risk property insurance in an amount sufficient to insure any C&S inventory, merchandise or equipment located at the Facilities and used by C&S to service entities other than BWD. C&S may also at its option and expense obtain insurance to cover damage to the Transportation Equipment to the extent used to provide services to BWD when such Transportation Equipment is on the road or located away from a Facility. The insurance listed in this Section 13.2(b)(vi), business interruption insurance, and any other insurance not covered by Section 13.2(b)(i) through (v) is considered “Optional Insurance”. C&S may procure Optional Insurance at its own expense, and the cost of same will not be added to the upcharge.

vii.                    Certificates of Insurance. Prior to commencement of services, and on an annual basis thereafter, C&S shall provide BWD with Certificates of Insurance evidencing compliance with Section 13.2(b) and naming BWD as an additional insured (as required by Section 13.2(b)viii.). Such certificates shall state that the subject insurance policies may not be terminated, suspended, materially amended or cancelled except as consistent with policy notification provisions to BWD. Consistent with the foregoing, C&S is required to notify BWD in writing at least thirty (30) days in advance if any property insurance coverage or limits applicable herein are materially amended, cancelled, suspended, or otherwise terminated.

viii.                 BWD as Additional Insured. BWD and its subsidiaries and affiliates shall be added as an additional insured with respect to General Liability, Auto Liability, and Umbrella Liability. C&S agrees to schedule appropriate contracts to its Environmental Liability Insurance to meet contractual requirements within said contracts. C&S is not required to name BWD as an additional insured on any Optional Insurance or Other Included Coverage. BWD as additional insured pursuant to this provision shall be subject to the same terms, conditions, self-insured retentions, deductibles, and allocated loss adjusting expenses as C&S has under its own coverage as primary insured. To the extent the additional insured policy terms provide broader coverage to BWD than required contractually in this Agreement, C&S is entitled to seek reimbursement from BWD for any and all costs relating to a BWD claim, including, but not limited to self-insured retentions, deductibles, and allocated loss adjusting expenses.

ix.                       Other Insurance Requirements. All insurance required to be procured and maintained by C&S hereunder shall be written on an occurrence basis by an admitted insurance company (or companies) licensed to write insurance in the jurisdiction(s) where operations are located and conducted; of good financial standing and having an A.M. Best rating of A- or better. Such insurance shall include coverage for any and all liability assumed by C&S hereunder. Claims made policies can be utilized in place of occurrence based but the claims made policy must show evidence of appropriate retroactive dates to sufficiently cover inception or completion of services contemplated by this Agreement.

Section 14.    Termination.

14.1              Termination by C&S.

(a)                     In its sole discretion, C&S may terminate, immediately and without further notice unless required as set forth herein, this Agreement for cause if any of the following shall occur: (i) BWD fails to pay any material amount to C&S when due and such failure continues for [***] after C&S has provided BWD written notice of such failure; (ii) after [***] days written notice, if BWD’s purchases of Merchandise from C&S under this Agreement are, in the aggregate, less than [***] in any Contract Year (as defined in Section 2.1) measured annually; (iii) BWD breaches in any material respect any obligation under Sections 1.1, 2.2, 3.9, 3.11, 13, 14.3, 14.4 or 16 of this Agreement and if such breach is curable, remains uncured after [***] days following written notice of such breach from C&S; (iv) BWD fails to fulfill any of the Reporting Requirements set forth in Section 4.4 hereof and such failure continues for [***] business days after C&S has provided BWD written notice of such failure; (v) BWD breaches or otherwise fails to fulfill any obligation set forth in any License Agreement and as a result of such breach or failure, C&S is unable to occupy, operate in or otherwise perform its obligations under this Agreement in any Facility or Replacement Facility; (v) an Event of Insolvency with respect to either Winn-Dixie or BI-LO, or both of them, , other than the Bankruptcy Cases; (vi) BWD fails to comply with the terms and conditions of Section 4.11, or (vii) the Assumption Order is not entered by the Reorganization Plan Effective Date.

(b)                     If C&S terminates this Agreement pursuant to Section 14.1(a), then, if requested by C&S within [***] days of the date of such termination, BWD shall within [***] days of C&S’ request: (i) purchase any and all of the assets reasonably employed by C&S in or at a Facility used to supply BWD with Merchandise hereunder but not those assets used primarily for other C&S customers, including, without limitation, any real estate interest C&S has in any Facility, computer hardware and software systems including any warehouse management system, and all property, plant and equipment (including, without limitation, rolling stock) used with respect to each Facility and all capital improvements with respect to the Facilities (independently, an “Asset” and collectively, the “Assets”) at [***], (ii) purchase [***] any and all saleable inventory purchased by C&S for delivery to BWD (the “Inventory”), (iii) assume by way of assignment any and all of C&S’ obligations arising out of or related to any lease or service agreement related primarily to the operation of the Facilities and/or the provision of the services required by this Agreement including, but not limited to, any Facility leases, equipment leases, tractor or trailer leases, carrier agreements, security agreements, equipment maintenance agreements, Facility maintenance agreements, and software license and/or maintenance agreements (collectively, “Lease/Service Agreements”), provided with respect to any Lease/Service Agreements being assigned to BWD, such Facility or equipment shall have been maintained by C&S in the manner and condition contractually required under such Lease/Service Agreements (normal wear and tear excluded) prior to assigning such Facility or equipment over to BWD and in the event C&S is in default under a Lease/Service Agreement with respect to the maintenance of such Facility or equipment, then C&S must either cure such default or BWD shall not be obligated to assume the related Lease/Service Agreement; (iv) reimburse C&S for any unamortized capital expenses or leasehold improvements incurred or undertaken, as applicable, by C&S relating to this Agreement during the Term, other than unamortized capital expenses or leasehold improvements with respect to the Plant City, Florida Facility whose value shall be part of the Appraised Value (defined below); (v) reimburse C&S for any and all reasonable or legally required severance costs incurred by C&S as a result of C&S terminating the employment of individuals providing services to BWD hereunder at the Facilities or a Replacement Facility, including, but not limited to any and all costs related to the WARN Act, any employee benefits expenses, any pension withdrawal liability and other employee termination costs; and (vi) reimburse C&S for any other reasonable out-of-pocket costs incurred by C&S related to the shutdown of the Facilities or a Replacement Facility. Notwithstanding anything to the contrary set forth herein, with respect to the Plant City, Florida Facility and all of the capital improvements related thereto (provided that such Facility is fee-owned by C&S as of the termination of this Agreement), the purchase price for such Facility and the related Assets shall be the “Appraised Value”. Consistent with Section 3.9 (Best Intentions), C&S will use its commercially reasonable best efforts to mitigate the amounts that BWD is required to pay C&S under this Section 14.1, and under Section 14.2 and Section 14.3. The Parties agree and acknowledge that the remedies under this section are nonexclusive, cumulative of and additional to all other rights or remedies C&S may have in law, under contract or in equity. C&S will communicate its decision as to whether it wishes for BWD to purchase the Assets and Inventory no later than [***] days following the last day of this Agreement following a termination under Section 14.1(a). From the date of a termination under Section 14.1(a) until the earlier of: (x) the date [***] days following the date C&S sends the option notice described in the immediately preceding sentence; or (y) such time as BWD has fully performed the obligations of Section 14.1(b)(i); (vi) if the notice requires BWD to perform such obligations (the “Termination Supply Period”), C&S shall continue to service BWD pursuant to the terms and conditions of this Agreement, provided that: (i) BWD has paid all amounts due and owing to C&S under this Agreement; (ii) BWD pays C&S cash on delivery during the Termination Supply Period for all Merchandise delivered, and all amounts due and owing under this Agreement including, but not limited to, the [***]; and (iii) BWD is otherwise in material compliance with the terms of this Agreement at all times during the Termination Supply Period. [***].

In their determinations of their Appraised Value, the appraisers shall determine the fair market value of the property and the related capital improvements assuming an owner-occupant (as compared to an investor in an unoccupied facility). If the two Appraised Values are within 10% of each other, the purchase price shall be the average of the two Appraised Values. If the two Appraised Values are not within 10% of each other, the two selected appraisers shall mutually agree upon a third appraiser. The third appraiser will determine its opinion of Appraised Value; provided, however, if such third appraiser’s Appraised Value shall be higher than the highest of the first two Appraised Values or lower than the lowest of the first two Appraised Values, then the third Appraised Value shall be deemed the same as the closest of the first two Appraised Values. The purchase price shall then be determined by the average of the third Appraised Value with that of the closest of the first two Appraised Values. All costs of obtaining the Appraised Value including, but not limited to, any appraisal costs, shall be shared equally by the Parties. As used in this Section 14.1(b) all appraisals shall be prepared in accordance with the requirements of FIRREA and USPAP, prepared by an independent third party appraiser holding an MAI designation, who is state licensed or state certified if required under the laws of the state where the applicable Property is located, who meets the requirements of FIRREA and USPAP. “FIRREA” shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (as the same may have been or may hereafter be amended, restated, supplemented or otherwise modified). “USPAP” shall mean the Uniform Standards of Professional Appraisal Practice (as the same may have been or may hereafter be amended, restated, supplemented or otherwise modified).

(c)                      As used in this Agreement, an “Event of Insolvency” means that, with respect to any person or entity, such person or entity shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such person or entity seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property; or such person or entity shall take any corporate action to authorize any of the actions set forth above in this definition.

(d)                     Closure of Facilities. In the event it becomes reasonably necessary to close [***] Facilities due to a [***] resulting from (x) [***] or (y) [***] BWD will be required to fully perform all of the obligations set forth in Section 14.1(b) with respect to such closed Facilities and the related transportation equipment and employees in such regions, provided that upon request of BWD, C&S will use its commercially reasonable best efforts to move inventory from the closing Facility to another Facility so that BWD is not required to purchase such inventory at the time of such Facility closure.

(e)                      C&S Remedies for Breach or Termination. In the event of a breach or termination of this Agreement, C&S’ remedies shall be limited to (i) [***]

[***]; (ii) [***]; (iii) [***]; (iv) [***]; (v) [***]; (vi) [***]; and (vii)

14.2              Termination by BWD.

(a)                     In its sole discretion, BWD may terminate, immediately and without further notice unless required as set forth herein, this Agreement for cause upon the occurrence of any of the following: (i) C&S fails to pay any material amount to BWD when due and such failure continues for [***] after BWD has provided C&S written notice of such failure; (ii) an Event of Insolvency with respect to C&S; (iii) a breach by C&S in any material respect of Sections 1.1, 3.9, 3.11, 3.12, 13 or 16 of this Agreement and if such breach is curable, remains uncured after [***] days following written notice of such breach from BWD; or (iv) as provided for in Sections 6.3 and 7.5 hereof. In the event of a termination by BWD under this Section 14.2(a), BWD shall have the right to perform the obligations set forth in Section 14.1(b)(i)-(iv), which BWD shall give notice of within [***] days of the date of such termination. If BWD does not exercise such right, then C&S will cooperate with the orderly transfer of operations to another supplier. Termination by BWD under this Section 14.2(a) will not trigger Section 14.3. The Parties agree and acknowledge that the remedies under this section are nonexclusive, cumulative of and additional to all other rights or remedies BWD may have in law, under contract or in equity. Consistent with Section 3.9 (Best Intentions), BWD will use its commercially reasonable best efforts to mitigate any damages related to a termination under this Section 14.2(a).

(b)                     Termination in the Event of an Asset Sale. BWD or C&S may terminate this Agreement, with no further liability or obligations under this Agreement other than the payment and performance of any obligations due and owing as of the date of termination, upon at least [***] days prior written notice to the other Party in connection with the consummation of a transaction or transactions involving a sale of substantially all of the assets of BWD to a Strategic Buyer or Strategic Buyers (the “Asset Sale”), provided: (i) C&S and such Strategic Buyer(s) agree (collectively) to enter into a replacement contract whereby C&S will supply all BWD Stores under terms and conditions no less favorable than the terms and conditions of this Agreement including, but not limited to, the Reduced Volume Surcharge provision set forth in Section 3.7(d), and for a term no shorter than the remaining Term hereunder; or (ii) the Strategic Buyer agrees to assume in full BWD’s rights and obligations under this Agreement and in either case (i) or (ii) any such Strategic Buyer shall enter into an agreement with C&S that at all times during the term of the replacement supply agreement(s) or during the Term, such Strategic Buyer shall maintain a “Leverage Ratio” of no more than [***]x. The Leverage Ratio shall be determined by taking the Strategic Buyer’s total debt (both current portion and long-term) and dividing by the Strategic Buyer’s total consolidated EBITDA. The term “Strategic Buyer” shall mean an owner/operator of retail grocery stores with annual gross revenues of not less than $[***] or an investment/private equity firm with at least $[***] under management. Termination by either party pursuant to this Section 14.2(b) shall not trigger BWD’s right/ obligation to perform its obligations under Section 14.1(b)(i) — (iv).

14.3              Expiration of Term. Unless terminated earlier as provided under Sections 14.1(a), 14.2(a) or 14.2(b), this Agreement shall expire at the end of the Term. Upon the expiration of the Term and provided in each instance that the Plant City Facility is fee-owned by C&S on the expiration of the Agreement, (a) C&S, at its discretion, may elect to have BWD purchase the Assets [***] or (b) BWD, at its discretion, may elect to purchase the Assets [***] provided that each of C&S or BWD provides written notice of its election under (a) or (b) at least [***] days prior to the last day of this Agreement. In addition, upon the expiration of the Term and at the request of C&S, BWD will: (i) repurchase the Inventory at [***] (ii) assume by way of assignment any and all of C&S’ obligations arising out of or related to any lease or service agreement related primarily to the operation of the Facilities and/or the provision of the services required by this Agreement including, but not limited to, any Lease/Service Agreements (as defined in Section 14.1(b)), provided with respect to any Lease/Service Agreements being assigned to BWD, such Facility or equipment shall have been maintained by C&S in the manner and condition contractually required under such Lease/Service Agreements (normal wear and tear excluded) prior to assigning such Lease/Service Agreement over to BWD and in the event C&S is in default under a Lease/Service Agreement with respect to the maintenance of such Facility or equipment, then C&S must either cure such default or BWD shall not be obligated to assume the related Lease/Service Agreement; (iii) reimburse C&S for any and all legally required severance costs incurred by C&S as a result of C&S terminating the employment of individuals providing services to BWD hereunder at the Facilities or at a Replacement Facility, including but not limited to any and all costs related to the WARN Act, any employee benefits expenses, and other employee termination costs; and (iv) reimburse C&S for any other reasonable out-of-pocket costs incurred by C&S related to the shutdown of the Facilities or a Replacement Facility. BWD shall not be required to assume any contracts to supply merchandise to any third party. C&S will communicate its decision as to whether it wishes to sell the Assets at least [***] days prior to the last day of this Agreement.

14.4              Renewal. Prior to the end of the Term, the Parties shall in good faith negotiate a supply agreement for an additional 8 years. If the parties agree on such renewal and the agreement is not terminated due to a breach by BWD during the term of the new agreement, then the obligations upon expiration of the term contained in Section 14.3(iii) and Section 14.3(iv) will no longer be applicable. If the Parties are unable to agree on a renewal, then Section 14.3 shall apply.

14.5              Asset Preservation. Pursuant to Sections 14.1, 14.2 or 14.3 BWD may under certain circumstances purchase from C&S the Assets in order to allow BWD to supply the BWD Stores. Accordingly, throughout the Term, C&S shall maintain Assets that are adequate and in a similar condition to the Assets as of the date hereof (reasonable wear and tear excepted) for the supply of Merchandise to the BWD Stores pursuant to the terms of this Agreement.

14.6              Asset Purchase Agreement; Accruals. References in this Section 14.6 to C&S and BWD shall include all applicable affiliates of said Parties. If there is a sale of the Assets back to BWD under Section 14.1, 14.2 or 14.3, then such sale shall be pursuant to an asset purchase agreement that is substantially the same as that certain Asset Purchase Agreement by and between BWD and C&S dated June 20, 2013 (the “Asset Purchase Agreement”), unless otherwise provided for in this Section 14. Additionally, any transition of employees from C&S to BWD will include terms substantially similar to Sections 4.1(n) and 5.1 of the Asset Purchase Agreement. In the event that BWD transfers any accruals from its books to C&S during the Implementation Period, then upon any repurchase of the Assets by BWD, C&S shall transfer the same type of accruals from its books back to BWD. For the avoidance of doubt, upon request by BWD, C&S will transfer the same types of employment benefits as transferred from BWD to C&S under the Asset Purchase Agreement as then currently maintained by C&S (i.e., C&S’ then corollary form of Assumed Time Off and 401(k) Plan (as defined in the Asset Purchase Agreement)), upon materially similar terms and conditions and representations and warranties.

14.7              Automatic Termination. For purposes of this Agreement, a rejection of this Agreement pursuant to 11 U.S.C. §365 in connection with a bankruptcy proceeding or if BWD otherwise ceases to purchase Merchandise from C&S in accordance with the terms of this Agreement prior to the date of expiration of this Agreement, then this Agreement shall be deemed automatically terminated for cause pursuant to Section 14.1(a) or Section 14.2(a), as applicable without any action by any person or the application of any otherwise applicable notice or cure periods.

14.8              Lien Releases. As of the Effective Date, the Inventory and certain of the Assets are subject to various liens and security interests held by C&S’s institutional lenders, bondholders and other creditors. If there is a sale of such Inventory and Assets to BWD pursuant to Section 14.1, 14.2 or 14.3 of this Agreement, C&S will use its commercially reasonable best efforts to obtain customary releases, termination statements, discharges and other agreements from such institutional lenders, bond holders and other creditors, if any, addressed to and for the benefit of BWD with respect to such Inventory and Assets, in a manner sufficient to convey such Inventory and Assets to BWD free and clear of all liens and security interests except for Permitted Liens. As used herein, “Permitted Liens” shall mean: (i) statutory liens securing payments not yet due, (ii) encumbrances for current taxes, tariffs, charges, levies or assessments imposed or collected by any federal, state, or municipal governmental authority (collectively, “Taxes”) not yet due or for Taxes that are being contested in good faith, (iii) with respect to the Plant City Facility only, such imperfections or irregularities of title, liens, charges, easements, covenants and other restrictions or encumbrances as do not materially affect the use or indefeasible nature thereof; and/or (iv) all standard exceptions to any title policy.

14.9            Notice of Termination in Bankruptcy Cases. If the Chapter 11 Extended Credit Terms or this Agreement are terminated during the Bankruptcy Cases, the terminating Party shall file a notice with the Bankruptcy Court immediately following such termination.

Section 15.    Audits. Audits shall be conducted as follows:

15.1                  Store Deliveries. The Parties will maintain BWD’s current auditing for Fill Rate Accuracy (as defined in Section 8.1). Audits are further described in Section 12. BWD may also audit [***].

15.2                  Other Charges and Rebates. In addition to Base Price Review set forth in Section 4.9, BWD may, at its own expense, review [***]. The scope of any review will be limited to the [***] immediately preceding BWD’s audit; provided, if an audit reveals that there has been a material overcharge or undercharge (in excess of [***]) to either Party, then either Party may extend the scope of such audit for an additional [***] only with respect to the specific upcharge or undercharge in question. BWD shall commence such review promptly upon receipt of such information after the applicable [***] and shall complete such review within [***] days of the receipt of such information. Any review shall be conducted by individuals knowledgeable regarding industry standards and customs, and such persons shall keep all such information strictly confidential. Within [***] days of receipt of the findings, C&S will reimburse BWD for any actual findings that C&S overbilled BWD, and correspondingly BWD will pay C&S for any actual findings that C&S underbilled BWD. It is the intent of the Parties that the [***] shall be the primary mechanism to ensure pricing accuracy.

15.3                  [***]Audit. Pursuant to Section 3.9, the Parties may, under certain circumstances, adjust the services rendered hereunder and the [***] paid for such services. [***].

15.4                  Sanitation Audits. BWD may, at its expense and on written notice to C&S, audit for sanitation compliance any of the distribution centers that are encompassed by this Agreement. [***].

15.5              Operations. C&S shall maintain the Facilities in a clean and orderly condition, and agrees to adhere to the requirements of any and all applicable Federal, State, and/or local laws, regulations, and orders applicable to its performance of its obligation under this Agreement, including, but not limited to, those pertaining to sanitation and product safety.

15.6                 Notice of Audits. BWD agrees to conduct audits under this Agreement only upon reasonable notice to C&S (which notice shall specify the documentation that BWD requests the opportunity to review). All audits shall be conducted so as to minimize the disruption on C&S’ business operation.

15.7                   C&S’ Financials. Within [***] days of the end of C&S’ fiscal year, C&S shall provide BWD with a copy of its audited financial statements certified by a Responsible Officer of C&S.

15.8                        Reports and Documentation. C&S will provide such information, reports, data, and documentation reasonably necessary for BWD to perform the audits described in Section 4.9 and this Section 15.

Section 16. Force Majeure. Notwithstanding any other provision of this Agreement, if producers or manufacturers establish allocations or restrictions on quantities of supplies available to C&S due to no fault of C&S, (ii) if service at the facilities of either C&S or BWD is interrupted by reason of riots, insurrection, war, adverse weather, acts of God, or pickets or other labor disputes or (iii) if C&S, for an reason other than an uncured breach or default by C&S hereunder or under a License Agreement, is unable to occupy all or a portion of a Facility or is unable to perform its obligations hereunder from any Facility, including without limitation as a result of BWD’s failure to adhere to the terms and conditions of the lease related to such Facility (each of the foregoing, a “Force Majeure Event”) at or regarding the BWD Stores, then performance of the affected Party shall be excused to the extent, but only to the extent, it is delayed, hindered or prevented by any such Force Majeure Event. Notwithstanding the foregoing, both Parties will work together to mitigate any effects under this Section 16. Furthermore, to the extent that C&S suffers a work stoppage at any Facilities supplying Merchandise to BWD or any other Force Majeure Event occurs and such stoppage or Force Majeure Event has caused or is reasonably likely to cause a Service Level Default, then BWD shall be entitled to source product from a third party. If the Service Level Default is cured within [***] days of the date the Force Majeure Event commences, then BWD agrees to cease purchasing from third party suppliers (except with respect to products previously ordered).

Section 17. Notices. All notices hereunder shall be in writing and shall be deemed to have been duly given if hand-delivered; or mailed by registered or certified mail, postage prepaid; or via overnight delivery; and shall be addressed as follows, unless and until either party notifies the other in accordance with this Agreement of a change of address:

If to C&S:

C&S Wholesale Grocers, Inc.

7 Corporate Drive

Keene, NH 03431

Attn: Richard B. Cohen, Chief Executive Officer

With copies to:

Kevin McNamara

Chief Financial Officer

and:

William Boyd

Chief Legal Officer

If to BWD:

BI-LO, LLC

5050 Edgewood Court

Jacksonville, FL 32254

Attn: Anthony Hucker, Chief Executive Officer

With copies to:

Brian Carney

Chief Financial Officer

and:

Sandy Grimm

General Counsel

Notwithstanding the foregoing, the Parties agree that any notices pertaining to non-payment shall be provided via both overnight mail and email to the Chief Executive Officer, Chief Financial Officer and General Counsel as follows:

If to BWD (to each of the following):

 [***]

 [***]

 [***]

If to C&S (to each of the following):

 [***]

 [***]

Section 18.    Miscellaneous.

18.1                           Entire Agreement. This Agreement (expressly including Section A — Bankruptcy Matters) and the Exhibits and Schedules contained herein contain the entire understanding of the Parties with respect to its subject matter and may be amended only by written instrument executed by both Parties or their respective successors or assigns. The Parties hereto have voluntarily agreed to define their rights, liabilities and obligations with respect to the subject matter of this Agreement exclusively in contract pursuant to the express terms and provisions of this Agreement; and the Parties expressly disclaim that they are owed any duties or are entitled to any remedies not expressly set forth in this Agreement. Furthermore, the Parties each hereby acknowledge that this Agreement embodies the justifiable expectations of sophisticated Parties derived from arm’s-length negotiations and that no Party has any special relationship with another party that would justify any expectation beyond that of an ordinary buyer or seller in an arm’s-length transaction.

18.2                       Waiver: Remedies. No claim or right arising out of the breach of this Agreement can be discharged in whole or in part by waiver or renunciation of a claim or right unless the waiver or renunciation is supported by consideration and is in writing and signed by the aggrieved party. Waiver by either Party of a breach by the other of any provision of this Agreement shall not be deemed a waiver of any other provision or future compliance with all provisions hereunder, and all such provisions shall remain in full force and effect. Failure of either Party to enforce any right hereunder shall not be deemed a waiver of any subsequent right hereunder. The sole and exclusive remedies for any breach of the terms and provisions of this Agreement (including any representations and warranties set forth herein, made in connection herewith or as an inducement to enter into this Agreement) or any claim or cause of action otherwise arising out of or related to the sale and purchase of Merchandise contemplated by this Agreement (other than any exclusive or liquidated remedies otherwise set forth in this Agreement) shall be those remedies available at law or in equity for breach of contract only, including direct damages (expressly including lost profits), but expressly excluding any special, indirect, consequential, punitive or exemplary damages (as such contractual remedies have been further limited or excluded pursuant to the express terms of this Agreement); and the Parties hereby agree that neither Party hereto shall have any remedies or causes of action (whether in contract or in tort) for any statements, communications, disclosures, failures to disclose, representations or warranties not set forth in this Agreement.

18.3                   Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

18.4                    Authority; Binding Effect. Each individual signing this Agreement hereby represents and warrants that he has the full power and authority to do so and thereby bind the corporation on whose behalf the individual has signed the Agreement. This Agreement shall be binding upon the Parties and their respective successors or assigns. Subject to Section 14.2(b), none of the Parties hereto may assign this Agreement without the prior written consent of the other Parties hereto.

18.5               Applicable Law. This Agreement and all claims or causes of action (whether in contract or in tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) shall be governed by the internal laws of the state of New York, without regard to the choice of law rules thereof. If any provision, clause or part, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement or the application of such provision, clause or part shall not be affected thereby.

18.6                  No Third Party Beneficiaries. No provision of this Agreement or any other agreement or instrument entered into or executed in connection with this Agreement is intended to create any right of, or obligation to, any party other than C&S and BWD and their respective permitted successors and assigns.

18.7                      Confidentiality. Each Party acknowledges that its obligation to maintain confidentiality in accordance with this Section 18.7 is a material obligation as such term is used in Section 14 of this Agreement.

(a)             BWD Confidentiality. BWD acknowledges that disclosure to third Parties of product cost, product margin and wholesale information or other non-public financial information obtained by BWD from C&S in the course of carrying out its responsibilities under this Agreement (collectively, “C&S Confidential Information”) could have a substantial adverse effect on C&S. BWD further acknowledges that commercial information obtained by BWD regarding C&S wholesale operations is proprietary to C&S and shall be considered C&S Confidential Information. BWD agrees to maintain C&S Confidential Information in strict confidence. BWD agrees to restrict access to C&S Confidential Information to only those BWD employees, agents, representatives, and consultants deemed necessary to fulfill its responsibilities under this Agreement and further agrees to not disclose any C&S Confidential Information except as otherwise required by law. For the avoidance of doubt, nothing in this Section 18.7 shall prohibit BWD from disclosing any information proprietary to BWD, including, without limitation, general product information and information related to product volume. Nothing herein will prohibit BWD from disclosing pricing to vendors in connection with product price negotiations permitted by this Agreement, provided that [***].

(b)             C&S Confidentiality. C&S acknowledges that disclosure to third Parties of product cost, product specifications and retail information or other non-public financial information (including, without limitation, any information or data submitted pursuant to Section 4.4) obtained by C&S in the course of carrying out its responsibilities under this Agreement could have a substantial adverse effect on BWD (collectively, “BWD Confidential Information” and, together with “C&S Confidential Information,” “Confidential Information”). C&S further acknowledges that commercial information obtained by C&S regarding BWD retail operations is proprietary to BWD and shall be considered BWD Confidential Information. C&S agrees to maintain any BWD Confidential Information in strict confidence. C&S agrees to restrict access to and use of BWD Confidential Information to only those C&S employees, agents, representatives and consultants deemed necessary to fulfill its responsibilities under this Agreement and further agrees to not disclose any such commercial information to its other customers or its own retail operations. C&S further agrees that no employee of [***] or any other retail entity affiliated with C&S shall have access to any BWD Confidential Information except as otherwise required by law.

(c)                   Commercial Information Confidentiality. As used herein, Confidential Information, includes, but is not limited to the following commercial information:

(i) Price, Upcharges and Fees. All information and data relating to price, [***] and fees as detailed in Section 3 of this Agreement, including but not limited to [***].

(ii) Billing and Payment.  [***] Statements for all billing amounts, vendor or other third party deductions, information regarding [***], including but not limited to, [***], and any documents reflecting confidential product and pricing information as detailed in Section 4 of this Agreement.

(iii) Delivery. Delivery schedules and invoices for BWD Stores as detailed in Section 6 of this Agreement including [***].

(iv) Service Level. Information used to calculate and related to the service level under the Agreement as set forth in Section 7 of this Agreement including information regarding [***].

.(v) Other Proprietary Information. Commercial information proprietary to either Party not specifically mentioned in the Agreement, but otherwise obtained by a Party in the course of carrying out its obligations of this Agreement including, but not limited to [***] and any other operational or financial information.

18.8                       Dispute Resolution. Prior to filing a lawsuit in a court of competent jurisdiction, the Party claiming a dispute will send a written notice of dispute to the other Party to request dispute resolution. Within [***] of receipt of such notice, each Party shall designate an executive level representative to meet with the other Party to attempt to resolve the dispute. In the event the Parties are not able to resolve such dispute within [***] of the notice of dispute, the Parties may seek all other remedies available. All discussions and negotiations related to any dispute conducted in connection with this Section 18.8 shall be confidential and treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence, in particular FRE Rule 408, and state rules of evidence. Notwithstanding anything to the contrary herein, to the extent any Party alleges a breach of this Agreement by the other Party, the Party in dispute shall have the right to commence legal proceedings in any court of competent jurisdiction, irrespective of this Section 18.8.

18.9                       Non-Solicitation. Neither Party will directly or indirectly (other than general advertising) solicit an employee of the other Party (including any subsidiary or affiliate of the other Party). It shall not be a violation of this Section 18.9 for C&S to offer employment to BWD employees as provided in the Asset Purchase Agreement.

18.10                Compliance With Law. Each Party hereto shall, at its sole cost and expense, procure and maintain all licenses and permits required for its business, and represents and warrants that it shall comply with all applicable laws, ordinances, and regulations pertaining to its business, including those pertaining to the environment, tobacco, OSHA, food labeling, and bioterrrorism (collectively “Laws”).

18.11                Good Faith. In the event that any provision of this Agreement shall require the mutual agreement of the Parties hereto, each of BWD and C&S shall participate in good faith negotiations.

18.12                Legal Relationship/Independent Contractor. The legal relationship of C&S and BWD to each other shall be that of independent contractors, and neither Party shall be the agent or legal representative of the other for any purpose. Neither Party shall have the right or authority to bind or obligate the other to any third party for any purpose whatsoever.

18.13                Schedules and Exhibits. The Parties acknowledge that in connection with the adjustment of the [***] related to the Network Realignment and the Transition Plan, a number of the schedules and exhibits to this Agreement shall be amended and revised to give effect to the changes to various business and distribution network changes contemplated by the Network Realignment and the Transition Plan and shall be reflected in subsequent amendments to this Agreement.

18.14 Survival. Any provision of this Agreement which on its terms would be expected to survive the termination of this Agreement, including, without limitation, Sections 3.7(d) (Reduced Volume Surcharge), 3.7(e) (C&S Reimbursable Restructuring Costs), 4.5 (Set-Off, Recoupment), 4.6 (PACA Requirements), 4.11 (Security), 13 (Indemnity and Insurance), 14 (Termination), 16 (Force Majeure), 17 (Notices), 18.1 (Entire Agreement), 18.2 (Waiver; Remedies), 18.4 (Authority, Binding Effect), 18.5 (Applicable Law), 18.6 (No Third Party Beneficiaries), 18.7 (Confidentiality) and this Section 18.14 (Survival), shall survive the termination of this Agreement.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement under seal as of the date first above written.

BI-LO, LLC

By:	/s/ Brian P. Carney
Name: Brian P. Carney
Title: EVP & CFO

C&S WHOLESALE GROCERS, INC.

By:	/s/ Michael F. Newbold
Name: Michael F. Newbold
Title: EVP

The following shall be considered parties to this Agreement solely for purposes of Section 4.11 (Security) of this Agreement:

BI-LO HOLDING, LLC

BI-LO FINANCE CORP.

ARP BALLENTINE LLC

ARP CHICKAMAUGA LLC

ARP HARTSVILLE LLC

ARP JAMES ISLAND LLC

ARP MOONVILLE LLC

ARP MORGANTON LLC

ARP WINSTON SALEM LLC

OPAL HOLDINGS, LLC

WINN-DIXIE STORES, INC.

WINN-DIXIE RALEIGH, LLC

SAMSON MERGER SUB, LLC

WINN-DIXIE WAREHOUSE LEASING, LLC

WINN-DIXIE MONTGOMERY, LLC

WINN-DIXIE MONTGOMERY LEASING, LLC

WINN-DIXIE PROPERTIES, LLC

DIXIE SPIRITS FLORIDA, LLC

WINN-DIXIE RALEIGH LEASING, LLC

WINN-DIXIE STORES LEASING, LLC

WINN-DIXIE SUPERMARKETS, INC.

By:	/s/ Brian P. Carney
Name: Brian P. Carney
Title: EVP & CFO

DIXIE SPIRITS, INC.
WINN-DIXIE LOGISTICS LLC

By:	/s/ Brian P. Carney
Name: Brian P. Carney
Title: EVP